Exhibit 10.1

CONFIDENTIAL

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), made and entered into as of October 29, 2021, is by and among BOXLIGHT CORPORATION, a Nevada corporation (“Parent”), BOXLIGHT, INC., a Washington State corporation and a wholly-owned subsidiary of Parent (“Boxlight”), FRONTROW CALYPSO LLC, a Delaware limited liability company (the “Company”) and each of the equityholders of the Company identified on the signature pages hereto (collectively, “Sellers”).

RECITALS

WHEREAS, Sellers own all of the issued and outstanding membership interests of the Company (the “Interests”).

WHEREAS, Sellers desire to sell, and Parent desires to cause Boxlight to purchase from the Sellers, 100% of the Interests (the “Transferred Interests”), for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given below:

“Accounts Receivables” means (a) all billed and unbilled trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, (b) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

“Action” means any claim, charge, complaint, demand, cause of action, suit, litigation, controversy, arbitration, mediation, investigation, hearing, audit, or other proceeding to, from, by or before any Governmental Entity, arbitrator or mediator, whether civil, criminal, administrative, or investigative, and whether formal or informal.

“Affiliate” of any Person means (a) a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, (b) each of the family members of the first Person, and (c) each stockholder, equity holder, director, officer, manager, member, trustee or beneficiary of the first Person, and each of the respective family members thereof. For purposes of this definition, the term “control,” “controlled by” or “under common control with” as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, the right to appoint managers, directors, managing directors, by Contract, as trustee or executor, by proxy or agent or otherwise. Notwithstanding the foregoing, any portfolio company or similar Affiliate of any investor, directly or indirectly, in Parent shall be excluded from this definition.

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“Aggregate Enterprise Value” means $30,000,000.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.6(c).

“Annual Financial Statements” means (i) the management-prepared monthly trial balances of the Company for the trailing 12-month periods ended December 31, 2019 and December 31, 2020, and (ii) the management-prepared monthly profit and loss statements for the Company for each twelve (12)-month period then ended.

“Applicable Law” means, with respect to any Person, any foreign, federal, state, local or municipal law, ordinance, regulation, statute or treaty applicable to such Person or its properties.

“Audits” is defined in Section 3.19(e).

“Benefit Plan” means (i) each “employee benefit plan” as such term is defined in Section 3(3) of ERISA, (ii) each other severance pay, retention, change in control, salary continuation, bonus, incentive, stock option, other equity compensation, retirement, pension, profit sharing or deferred compensation plan, contract, program, fund or arrangement, and (iii) each other employee benefit plan, contract, program, fund or arrangement covering any current or former employees, consultants or nonemployee directors of the Company or ERISA Affiliate that are sponsored or maintained by the Company or ERISA Affiliate, with respect to which the Company or ERISA Affiliate is required to make payments, transfers or contributions, or with respect to which the Company has any obligation or liability, contingent or otherwise.

“Boxlight Group” means the collective reference to Parent and Boxlight.

“Business” means the business of providing classroom, campus, emergency and audio visual communications solutions for educational institutions as conducted by the Company prior to Closing.

“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for the ordinary conduct of business in the State of California.

“Cap” is defined in Section 7.6(b)(i).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Change of Control Obligations” means all amounts required to be paid by the Company with respect to any obligations under any change of control, termination, severance or similar agreement or arrangement (including any stay, retention or other discretionary bonus) or any other compensation, in each case that is payable as a result of the Transactions (plus the employer portion of any payroll and employment Taxes attributable to (i) such amounts or (ii) a lapse of any forfeiture provision or the satisfaction of vesting conditions with respect to restricted stock, if any).

“Claim Notice” is defined in Section 7.4(b).

“Claim Response Period” is defined in Section 7.4(b).

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

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“Closing Date Debt” means Indebtedness of the Company, other than Permitted Indebtedness, as of immediately prior to the Closing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commercial Software” means Software that is commercially available off-the-shelf Software licensed to the Company on standard terms for a one-time or annual fee of $50,000 or less.

“Company” is defined in the recitals to this Agreement.

“Company Intellectual Property” means all material Intellectual Property that is owned by the Company or is currently used in the business of the Company.

“Company Material Adverse Effect” means, with respect to the Company, any event, circumstance, change, occurrence, state of facts or effect (collectively, “Events”) that, individually or in the aggregate with all other Events, has or could reasonably be expected to have a material and adverse effect upon the financial condition, results of operations, prospects, properties, assets or liabilities (including contingent liabilities) of the Company, or the real or personal property of the Company taken as a whole; provided, however, that no adverse Event arising or resulting from the following shall be deemed to constitute, and no adverse Event arising or resulting from the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (w) any change in general business or economic conditions or the industries generally in which the Business operates resulting from Events other than those related to the COVID-19 pandemic; (x) any change in national or international political or social conditions, including the engagement by the United States or any other country or group in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other country, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or any other country or group; (y) any change in IFRS; or (z) any change in Applicable Law, rules, regulations, orders, or other binding directives issued by any Governmental Entity other than those related to the COVID-19 pandemic; provided, further, in each case under the immediately preceding clauses (w), (x), (y) or (z), that such change does not disproportionately affect either the Company or the Business as compared to competitors of the Company or other similarly situated businesses.

“Company Owned Intellectual Property” is defined in Section 3.20(b).

“Company Proprietary Software” means all Software owned or purported to be owned by the Company.

“Company Released Claim” is defined in Section 10.13(b).

“Company Releasing Parties” is defined in Section 10.13(b).

“Company Transaction Expenses” means all of the unpaid third-party costs, fees and expenses incurred by the Company for itself and on behalf of the Sellers, if any, in connection with the consummation of the Transactions, whether due or arising on, at or after the Closing Date, including, without duplication, (a) all costs, fees and expenses of all third-party professionals of the Company, including investment bankers (e.g., Woodside Capital Partners), attorneys, and accountants, and all of the other out-of-pocket fees and expenses incurred by the Company for itself and on behalf of the Sellers relating to this Agreement and the Transactions, in each case to the extent unpaid as of immediately prior to the Closing, (b) any Change of Control Obligations or any other compensation that is payable by the Company to employees or independent contractors of the Company as a result of the Transactions, (c) the employer portion of any payroll or employment Taxes attributable to the amounts described in clause (b), to the extent not already included therein, and (d) any break-up fees, expense reimbursements or other similar amounts payable to other potential acquirors of the Company as a result of the entry into this Agreement or the consummation of the Transactions.

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“Confidentiality Agreement” means the binding “confidentiality” provisions contained in the Letter of Intent.

“Consideration Schedule” is defined in Section 2.3(b).

“Contingent Worker” is defined in Section 3.21(e).

“Contract” means any legally binding contract, indenture, mortgage, guarantee, arrangement, commitment, lease, sublease, loan, license, instrument, insurance policy or other agreement or understanding, in each case, whether written or oral (including any and all amendments and other modifications or assignments thereto, and including any exhibits and schedules thereto).

“Copyrights” means all copyright rights under the copyright laws of the United States (including all proprietary rights under Title 17 of the United States Code) and other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registrations, renewals, extensions and restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression.

“Current Assets” means Accounts Receivable, cash and cash equivalents, inventories, prepaid expenses, and all other current assets of the Company, determined as of the Effective Time in accordance with IFRS and the historical calculations shown on Exhibit A (the “Sample Working Capital”), including the adjustments reflected thereon, and for avoidance of doubt, without taking into account the impact, if any, of the consummation of the Transactions (including Tax assets and accruals arising from payments made in connection with the Closing).

“Current Liabilities” means accounts payable, accrued compensation and related expenses and all other current liabilities of the Company, determined as of the Effective Time in accordance with IFRS and the historical calculations shown on the Sample Working Capital, including the adjustments reflected thereon, and for avoidance of doubt specifically excluding the Closing Date Debt (except for the current portion of lease expenses), the Company Transaction Expenses, any other payments made at the Closing in connection with the Transactions. For avoidance of doubt, Current Liabilities will include (a) obligations for accrued severance costs with respect to employees terminated prior to the Closing, and (b) any accrued current income taxes payable by the Company for Pre-Closing Tax Periods and shall not include any (x) income Taxes for which the Sellers (or any of their beneficial owners) are liable for under Applicable Law with respect to any income of the Company required to be reported on a Tax Return of the Sellers (or any of their beneficial owners), (y) Taxes attributable to any action of the Parent or its Affiliates (including the Company) taken following the Closing, and (z) any contingent or deferred Taxes.

“Deposit” means $1,000,000, which amount has been deposited by Parent in escrow with Wilmington Trust National Association pursuant to the Escrow Agreement to secure the “Termination Fee” (as defined in the Letter of Intent).

“Designated TSA Employees” means the employees of an Affiliate of PEI set forth on Schedule 1.1.

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“Distribution Agreements” means the distribution agreements between the Company and one or more Affiliates of PEI to distribute products and services in Australia, Canada and the United Kingdom in the form of Exhibit B annexed hereto and containing substantive terms and conditions reasonably acceptable to Parent, PEI and such Affiliates of PEI.

“Effective Date Net Working Capital” means as of the Effective Time, (a) the Current Assets minus (b) the Current Liabilities; provided, any cash contributed to the Company on or before the Closing Date in order to ensure that the Estimated Effective Date Cash and Cash Equivalents equals or exceeds the Target Cash and Cash Equivalents, shall be included in Current Assets for purposes of determining Effective Date Net Working Capital.

“Effective Date Net Working Capital Adjustment” is defined in Section 2.3(c).

“Effective Date Schedule” is defined in Section 2.4(a).

“Effective Time” means 11:59 p.m. prevailing Pacific Time in the United States on October 31, 2021.

“Encumbrances” means any and all liens, charges, security interests, claims, mortgages, pledges, encumbrances, deeds of trust, judgments, voting trusts and other restrictions on title or transfer (but excluding restrictions on the transfer of the Interests imposed by federal or state securities laws).

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, exposure to, or handling of any Hazardous Substances; or (b) any actual or alleged liability under or non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means all applicable federal, state or local statutes, laws, rules, ordinances, codes, regulations, judgments and orders in effect on the date hereof and relating to protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws and regulations relating to Releases of Hazardous Substances, or otherwise relating to the use, treatment storage, disposal, transportation or handling of Hazardous Substances.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged liability under or non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” is defined in Section 3.16(b).

“Equity Interests” means shares of capital stock, partnership interests, membership interests, equity interests or any similar term under Applicable Law, including nominee, qualifying and similar shares.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person that is (or within the last six (6) years, was) controlling, controlled by or under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

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“Escrow Agreement” means that certain escrow agreements, dated September 15, 2021, by and among the Parent, PEI, the Management Seller and Wilmington Trust National Association, as escrow agent.

“Estimated Base Purchase Price” is defined in Section 2.3(a).

“Estimated Effective Date Cash and Cash Equivalents” is defined in Section 2.3(c).

“Estimated Effective Date Net Working Capital” is defined in Section 2.3(c).

“Estimated Effective Date Schedule” is defined in Section 2.3(c).

“Final Base Purchase Price” means an amount equal to (a) the Aggregate Enterprise Value, plus, (b)(i) the amount by which the Effective Date Net Working Capital reflected on the Final Effective Date Schedule exceeds the Estimated Effective Date Net Working Capital, if applicable, or minus (ii) the amount by which the Estimated Effective Date Net Working Capital exceeds the Effective Date Net Working Capital reflected on the Final Effective Date Schedule, minus (c) the amount of the Closing Date Debt, minus (d) the amount of the Company Transaction Expenses.

“Final Effective Date Schedule” is defined in Section 2.4(d).

“Financial Statements” means the Annual Financial Statements and the Interim Financial Statements.

“Fundamental Representations” is defined in Section 7.5.

“Governing Documents” means, with respect to a Person, the Organizational Documents and the Operating Documents of such Person.

“Governmental Entity” means any court, administrative agency, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of a foreign country or the United States or any state, county, city, or other political subdivision thereof.

“Governmental Order” means any order, writ, judgment, lien, directive, injunction, decree, stipulation, subpoena, written determination, or award entered by or with any Governmental Entity.

“Greenberg” means Greenberg Traurig LLP, a New York limited liability partnership.

“Harmful Code” means any computer instructions, files, programs or program code, software routines, hardware components, devices or techniques and combinations of the foregoing, including any copy protection key, code clock, drop dead services, automatic restraint, back door, time-bomb, trap-door, virus, worm, Trojan horse or other harmful code or instrumentality that will cause, or is designed to cause, any Software, hardware or system to cease to operate or to fail to conform to its specifications or that can, or were designed to, affix themselves to, bury themselves within or send instructions to, other files, data, programs or program code and codes or instructions and that are designed to (a) permit the unauthorized access to software or data or (b) disable, disrupt, delete, distort, modify, damage, erase, impede, make inoperable or otherwise harm in any manner software, hardware or data.

“Hazardous Substances” shall mean any substance regulated under any Environmental Law including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

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“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time as interpreted and applied by the Company and subject to adjustments set forth on Schedule 1.2.

“Inbound IP Contracts” is defined in Section 3.20(b).

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money (including all principal, interest, premiums, penalties, fees, expenses, indemnities, and breakage costs), (b) all indebtedness of such Person evidenced by any note, bond, debenture, or other debt security, (c) all obligations of such Person as lessee under leases that are properly recorded as capital or financing leases under IFRS, (d) all deferred purchase price obligations in respect of which such Person is liable, contingently or otherwise, or in respect of which such Person assures the creditor of such indebtedness against loss, (e) all liabilities secured by any Encumbrance on any property of such Person, other than Permitted Encumbrances, (f) all obligations relating to interest rate protection, swap agreements, and collar agreements in respect of which such Person is liable, contingently or otherwise, (g) all outstanding reimbursement obligations in respect of drawn letters of credit, banker’s acceptances or similar credit arrangements issued for the account of such person, and (h) all indebtedness of others referred to in clauses (a) through (h) above guaranteed by such Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article VII.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

“Insurance Policies” is defined in Section 3.14.

“Intellectual Property” means Marks, Patents, Copyrights, Trade Secrets, Know-How and internet domain names.

“Interests” is defined in the recitals to this Agreement.

“Interim Financial Statements” means (i) the management-prepared monthly trial balances of the Company as of May 31, 2021 for the trailing twelve (12) month period then ended, and (ii) the management-prepared monthly profit and loss statements for the Company for the trailing twelve (12)-month period then ended.

“IRS” means the United States Internal Revenue Service.

“Know-How” means know-how, including any compilations of information, proprietary ideas, designs, concepts, methods, techniques, procedures, and processes, whether or not patentable.

“Knowledge of the Company” means the actual knowledge of Jens Holstebro after reasonable inquiry of each such person’s direct reports with supervisory responsibility for the relevant fact, matter, or circumstance.

“Letter of Intent” means that certain Letter of Intent for the Acquisition of FrontRow Calypso LLC, dated September 1, 2021, by and among the Company, PEI and Parent.

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“Losses” or “Loss” means all losses, liabilities, claims, damages, judgments, awards, settlements, Taxes, costs, fees, disbursements, fines, assessments, and penalties incurred in defense or settlement of actions, suits, claims and proceedings, including reasonable attorneys’ fees and other reasonable expenses of litigation or similar proceedings, but excluding punitive and special damages (except to the extent awarded to a third party).

“made available to Parent” means that the referenced material or item was located in the “SmartRoom” electronic data room maintained by the Company or their advisors and accessible to Parent at the close of business on the date that is two (2) days prior to the date of this Agreement.

“Management Seller” means Calypso Systems, LLC, a Minnesota limited liability company.

“Marks” means all statutory and common law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof or any other country, countries or any political subdivision or collection thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions), for the full term and all renewals thereof.

“Material Contracts” is defined in Section 3.13(a).

“Material Customer” is defined in Section 3.22(a).

“Material Supplier” is defined in Section 3.22(b).

“Neutral Accountant” means an independent certified public accounting firm of national or regional reputation mutually satisfactory to Parent and the Sellers, or if no such firm is identified by Parent and the Sellers, an independent certified public accounting firm of national or regional reputation identified jointly by one (1) certified public accounting firm selected by Parent and one (1) certified public accounting firm selected by the Sellers.

“Non-Compete Period” is defined in Section 5.6(a).

“Non-Solicitation Period” is defined in Section 5.6(b).

“Open Source Software” means Software that that is subject to or licensed, provided or distributed under any open source license, including any Software that satisfies the definition of free Software by the Free Software Foundation or the definition of open source Software by the Open Source Initiative, or any other Software that is offered under similar types of Software licenses.

“Operating Document” means with respect to any corporation, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, limited liability company agreement, partnership agreement, or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Document” means with respect to any corporation, limited liability company, partnership, or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association, certificate of formation or other applicable organizational or charter documents relating to the creation of such entity.

“Outbound IP Contracts” is defined in Section 3.20(b).

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“Outside Closing Date” means November 30, 2021; provided, that if all conditions, other than consummation of the Required Financing, set forth in Section 8.2(a) through Section 8.2(c) have been satisfied and Boxlight Group certifies to Sellers on or before November 30, 2021 that all conditions set forth in Section 8.1(a) through Section 8.1(c) (other than consummation of the Required Financing) have been satisfied, the Outside Closing Date shall be extended to December 31, 2021.

“Parent” is defined in the introductory paragraph of this Agreement.

“Parent Indemnified Party” is defined in Section 7.2.

“Parent Released Party” is defined in Section 10.13(a).

“Patents” means issued United States and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, substitutions, renewals and extensions thereof, for the full term thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights.

“PEI” means Phonic Ear, Inc., a California corporation.

“Permitted Encumbrances” means: (a) statutory liens for Taxes that are not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Financial Statements; (b) statutory, common law or civil law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented pursuant to which the Company is not in default; (c) statutory, common or civil law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens arising or incurred in the ordinary course of business and with respect to amounts not yet due and payable; and (d) any minor imperfection of title or recorded easements, covenants, conditions or other restrictions (including rights of way, zoning and setback requirements) that individually or in the aggregate with other such items would not reasonably be expected to result in a material reduction in the value of, or interfere in any material respect with the use or operation of, the assets of the Company affected by such items.

“Permitted Indebtedness” means, with respect to any Person, (a) all obligations of such Person as lessee under leases and (b) all trade debt of such Person in the form of accounts payable. All Permitted Indebtedness of the Company shall be set forth on Company Schedule 3.8 to this Agreement.

“Person” means a natural person, general partnership, limited partnership, corporation, limited liability company, trust, estate, unincorporated association, joint venture, or any other legal entity, including any Governmental Entity.

“Personal Property Leases” is defined in Section 3.12(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date.

“Pro-Rata Indemnity Portion” means, (a) 25% with respect to Management Seller, and (b) 75% with respect to PEI.

“Real Property” is defined in Section 3.11(c).

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“Real Property Leases” is defined in Section 3.11(b).

“Registered Intellectual Property” means all (a) Patents, (b) registered Marks, applications to register Marks, intent to use applications or other registrations or applications related to Marks, (c) registered Copyrights and applications for Copyright registration, and (d) internet domain names.

“Release” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. or any other Environmental Law.

“Released Claim” is defined in Section 10.13(b).

“Released Party” is defined in Section 10.13(b).

“Releasing Parties” is defined in Section 10.13(b).

“Restricted Territory” is defined in Section 5.6(a).

“Sample Working Capital” is defined in the definition of Current Assets.

“Schedule Supplement” is defined in Section 5.12.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Party” is defined in Section 7.3.

“Seller Released Claims” is defined in Section 10.13(a).

“Seller Released Party” is defined in Section 10.13(b).

“Seller Releasing Party” is defined in Section 10.13(a).

“Software” means (a) any application, instruction, procedure or algorithm (whether in source code, object code or human readable form) that executes on one or more computing devices (such as a workstation, laptop, server, mobile device or other hardware) including software compilations, software tool sets, compilers, firmware, operating systems, general purpose applications, special purpose applications, higher level or “proprietary” languages; and (b) any programming and user documentation related to the foregoing.

“Straddle Period” is defined in Section 6.2.

“Target Cash and Cash Equivalents” means $1,000,000.

“Target Net Working Capital” means $7,000,000.

“Tax” means any foreign, federal, state, or local taxes, including all income, gross receipts, unemployment compensation, payroll, social security, workers’ compensation, estimated, transfer, excise, privilege, property, ad valorem, franchise, license, sales, use and any other tax, fee, assessment, customs duty, or similar governmental charge of any kind in the nature of a tax, together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto.

“Tax Contest” is defined in Section 6.4.

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“Tax Representations” is defined in Section 7.5.

“Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document filed or required to be filed with or provided in copy to any Governmental Entity with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third-Party Claim” is defined in Section 7.4(a).

“Third-Party Claim Notice” is defined in Section 7.4(a).

“Third-Party Claim Response Period” is defined in Section 7.4(a).

“Threshold” is defined in Section 7.6(a).

“Title IV Benefit Plan” means a Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any Benefit Plan that is a “multiemployer plan” within the meaning of Section 3(37)(A) of ERISA.

“Trade Secrets” means any data or information that is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Transaction Documents” means, collectively, this Agreement, the Transition Services Agreement, and each other agreement, certificate, instrument, and document executed and delivered in connection with the Transactions.

“Transaction Tax Deductions” means all Tax deductions and other Tax benefits of the Company resulting from or related to the Transactions, including, without duplication, Tax deductions and other Tax benefits arising in connection with (i) the vesting, conversion, cancellation or exercise of any options pursuant to the terms hereof or in connection with the Transactions (including the employer portion of any payroll or similar Taxes in connection therewith), (ii) any bonuses paid or payable by the Company as a result of or in connection with the consummation of the Transactions (including the employer portion of any payroll or similar Taxes in connection therewith), (iii) any fees and expenses paid or payable by the Company in connection with or related to the Transactions (including any Company Transaction Expenses), and (iv) any fees, expenses, premiums and penalties paid or payable with respect to the payment of Indebtedness, the prepayment of debt and the write-off or acceleration of the amortization of deferred financing costs. In connection with the foregoing, the Parent shall make an election under Revenue Procedure 2011-29, 2011-18 IRB, to treat 70% of any success-based fees that were paid by or on behalf of the Company as an amount that did not facilitate the Transactions.

“Transactions” means all of the transactions provided for in, or contemplated by, this Agreement, including the Closing and the execution, delivery and performance of the Transaction Documents.

“Transferred Interests” has the meaning set forth in the Recitals.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, by and among Parent and the Sellers, which is attached hereto as Exhibit C.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

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“WARN Act” means the United States Worker Adjustment and Retraining Notification Act, or any successor federal law.

“Websites” means all websites that the Company controls, manages, or operates through a domain name, whether on an exclusive or nonexclusive basis, including all content, elements, data, information, materials, hypertext markup language (HTML), Software and code, works of authorship, textual works, visual works, aural works, audiovisual works, and functionality embodied in, published or available through each such website.

Article II

PURCHASE AND SALE OF THE SHARES

Section 2.1 Sale and Transfer of Interests. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell and transfer the Transferred Interests to Boxlight, including, without limitation, all governance and financial rights associated with the Transferred Interests, and Boxlight shall purchase the Transferred Interests from Sellers, free and clear of all Encumbrances.

Section 2.2 The Closing. The closing of the Transactions (the “Closing”) shall occur no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) and shall take place remotely via the electronic exchange of documents and signatures, or at such place or on such other date as Parent, Boxlight and the Sellers may mutually agree (12:01 a.m. Pacific time on the date on which the Closing occurs is referred to herein as the “Closing Date”). The parties shall use their collective best efforts to consummate the Closing on or about November 15, 2021, but in no event later than the Outside Closing Date.

Section 2.3 Purchase Price and Related Matters.

(a) Closing Payment. At the Closing, Boxlight shall pay, or cause to be paid, to Sellers an amount equal to (A) the Aggregate Enterprise Value, plus or minus, as applicable, (B) the Effective Date Net Working Capital Adjustment, minus (C) the amount of the Closing Date Debt, minus (D) the amount of the Company Transaction Expenses minus (E) the Deposit (collectively, the “Estimated Base Purchase Price”). At Closing, Parent and Sellers will jointly instruct Wilmington Trust to deliver the entire Deposit to Sellers.

(b) Consideration Schedule. Not later than three (3) Business Days prior to the Closing Date, the Sellers have delivered to Parent a schedule (the “Consideration Schedule”) attaching the Estimated Effective Date Schedule and setting forth: (A) the amount of Closing Date Debt and a statement of the amount due to each holder of the Closing Date Debt, (B) the amount of the Company Transaction Expenses and a statement of the amount owed to each payee of the Company Transaction Expenses, (C) the Estimated Base Purchase Price, and (D) the allocation among the Sellers of the amount payable pursuant to Section 2.3(a).

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(c) Estimated Purchase Price Adjustments. As an attachment to the Consideration Schedule, the Sellers have delivered to Parent a schedule (the “Estimated Effective Date Schedule”) setting forth an estimate of (i) the Effective Date Cash and Cash Equivalents (the “Estimated Effective Date Cash and Cash Equivalents”) and (ii) the Effective Date Net Working Capital (the “Estimated Effective Date Net Working Capital”) reflecting all components (and the amounts thereof) necessary to compute the Estimated Effective Date Net Working Capital. The Estimated Effective Date Schedule will be prepared in good faith and, with respect to the Estimated Effective Date Net Working Capital, determined on the same basis as that used in the preparation of the Sample Working Capital. If the Estimated Effective Date Net Working Capital is greater than the Target Net Working Capital and/or the Estimated Effective Date Cash and Cash Equivalents is greater than the Target Cash and Cash Equivalents, then the Estimated Base Purchase Price shall be increased on a dollar-for-dollar basis by the amount of such excess. If the Estimated Effective Date Net Working Capital is less than the Target Net Working Capital and/or the Estimated Effective Date Cash and Cash Equivalents is less than the Target Cash and Cash Equivalents, then the Estimated Base Purchase Price shall be decreased on a dollar-for-dollar basis by the amount of such shortfall (the amount of such increase or decrease is referred to herein as the “Effective Date Net Working Capital Adjustment”).

(d) Payoff of Closing Date Debt. At the Closing, Parent shall cause to be delivered (on behalf of the Company) to each holder of Closing Date Debt the amount owed by the Company as set forth in payoff letters delivered to Parent no later than three (3) Business Days prior to the Closing Date. Each such payoff letter shall include (i) the amount required to repay in full all Closing Date Debt owed to such holder as of the Closing Date, (ii) the wire transfer instructions for the repayment of such Closing Date Debt to such holder, and (iii) evidence of such holder’s consent or intent to release all Encumbrances granted by the Company to such holder or otherwise arising with respect to such Closing Date Debt, effective upon repayment of such Closing Date Debt.

(e) Payoff of Company Transaction Expenses. At the Closing, Parent shall cause to be delivered (on behalf of the Company) to each payee of Company Transaction Expenses the amount owed by the Company as set forth in invoices delivered to Parent no later than three (3) Business Days prior to the Closing Date. Such invoices shall include (i) the amount required to satisfy the obligations of the Company to the applicable payee of Company Transaction Expenses and (ii) the wire transfer instructions for the payment of such Company Transaction Expenses to such payee.

Section 2.4 Post-Closing Adjustment.

(a) Delivery of Effective Date Schedule. Within ninety (90) days following the Closing Date, Boxlight, at its expense, shall prepare and deliver to the Sellers a schedule (the “Effective Date Schedule”) setting forth a statement of (i) the Effective Date Net Working Capital and reflecting all components (and the amounts thereof) necessary to compute the Effective Date Net Working Capital, and (ii) the computation of the Final Base Purchase Price based on the foregoing. The Effective Date Net Working Capital reflected on the Effective Date Schedule will be determined in good faith on the same basis as used in the preparation of the Sample Working Capital. The Sellers shall have the right to review the Effective Date Schedule for a period of thirty (30) days following the delivery of the Effective Date Schedule by Boxlight to the Sellers (the “Review Period”). Boxlight shall provide to the Sellers, at the time it delivers the Effective Date Schedule to the Sellers, the non-privileged work papers, back-up materials and books and records used in preparing the Effective Date Schedule and shall make available to the Sellers and its accountants at reasonable times and upon reasonable notice following the delivery of the Effective Date Schedule by Boxlight to the Sellers such other financial information as reasonably requested for purposes of reviewing the Effective Date Schedule, the calculations set forth therein or the components thereof.

(b) Objections. The Sellers shall have the right to object to any amount or computation appearing in the Effective Date Schedule by notifying Boxlight in writing of such objections prior to the expiration of the Review Period. If the Sellers do not make any such objection prior to the expiration of the Review Period, the Effective Date Net Working Capital (together with all components thereof, and the amounts of such components, necessary to compute the Effective Date Net Working Capital), and the Final Base Purchase Price, in each case as set forth on the Effective Date Schedule, shall be determinative for purposes of this Section 2.4 and shall be final and binding on all of the parties to this Agreement subject to Section 2.4(g).

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(c) Resolution of Disputes. If the Sellers object to any item or computation appearing in the Effective Date Schedule prior to the expiration of the Review Period, the Sellers and Boxlight shall, during the thirty (30) day period following the delivery of the Sellers’ objection to Boxlight, attempt in good faith jointly to resolve the matters on the Effective Date Schedule to which the Sellers objected. In the event the Sellers and the Boxlight cannot resolve all of such matters by the end of such thirty (30) day period, either party may immediately engage the Neutral Accountant within ten (10) days after the end of such period to resolve the items that remain in dispute. Each of Boxlight and the Sellers shall present its position on such remaining disputed items to the Neutral Accountant in writing. The Neutral Accountant, acting as an expert and not an arbitrator, shall be instructed to resolve only the matters objected to by the Sellers and not resolved by the Sellers and the Boxlight with respect to the submission to it of such items, within thirty (30) days of such submission, subject to one automatic fifteen (15) day extension should the Neutral Accountant have substantive questions for the parties. In resolving any disputed item, the Neutral Accountant (i) shall be bound by the provisions of this Section 2.4(c), (ii) may not resolve any disputed matter of law or fact, except to correct plain error or to reflect a determination by the Neutral Accountant that an accounting policy or procedure used in the preparation of the Effective Date Net Working Capital was not in accordance with the Sample Working Capital and IFRS, or the Final Base Purchase Price based thereon was not in accordance with the Sample Working Capital and IFRS, as applicable, (iii) may not assign a value to any item greater than the highest value claimed for such item or less than the lowest value for such item claimed by either Boxlight or the Sellers, (iv) shall restrict its decision solely to such items as are listed in the notice of dispute which are then in dispute, (v) may review only the written presentations, answers and replies of the Sellers and the Boxlight in resolving any matter which is in dispute, (vi) shall render its decision in writing setting forth in reasonable detail the basis upon which its decision was made, and (vii) shall base that decision solely on this Agreement, Exhibit A and IFRS. All fees and expenses of the Neutral Accountant in connection with any dispute under this Section 2.4(c) shall be borne by the Sellers and the Boxlight proportionately based upon the portion of the aggregate dollar amount of disputed items not awarded to a party relative to the aggregate dollar amount of disputed items submitted to the Neutral Accountant, which proportion shall be determined by the Neutral Accountant.

(d) Final Effective Date Schedule. The Effective Date Net Working Capital finally determined pursuant to Section 2.4(b) or (c), as applicable, and the Final Base Purchase Price based thereon, shall be determinative for purposes of this Section 2.4 and shall be final and binding on all of the parties to this Agreement, subject to Section 2.4(g). All components, and the amounts of such components, necessary to compute the final and binding Effective Date Net Working Capital, and the Final Base Purchase Price based thereon are referred to herein, collectively, as the “Final Effective Date Schedule.”

(e) Payment.

(i) If the Final Base Purchase Price exceeds the Estimated Base Purchase Price, then Boxlight shall pay the amount of such excess to the Sellers.

(ii) If the Final Base Purchase Price is less than the Estimated Base Purchase Price, then the Sellers shall, on a several basis (determined on their Pro-Rata Indemnity Portion), pay the amount of such shortfall to Boxlight.

(iii) The parties hereto agree that the payment required to be made by this Section 2.4(e) shall be made via wire transfer of immediately available funds to the account(s), and in the amounts designated by the recipient thereof and shall be made no later than the tenth (10th) Business Day following the completion of the Final Effective Date Schedule.

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(f) Final and Binding Working Capital Adjustment. Each party hereto acknowledges and agrees that the adjustment provisions set forth in this Section 2.4 shall be final and binding on Boxlight and Sellers with respect to (i) determining whether or not any adjustment is required be made to the Estimated Base Purchase Price pursuant to this Agreement and (ii) determining the amount of any such adjustment.

(g) Additional Recovery. Notwithstanding the foregoing, the fact that the adjustments set forth in this Section 2.4 have become final and binding shall not preclude any party from recovering, subject to the requirements and limitations contained in Article VII, amounts that it is entitled to recover in respect of an indemnification claim for any breach of this Agreement, including with respect to a breach of any of the representations and warranties contained herein by another party, except to the extent that the item for which indemnification is being sought was included in the Final Effective Date Schedule.

(h) Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.4 shall be treated as an adjustment to purchase price by the parties for Tax purposes, unless otherwise required by Applicable Law.

Section 2.5 Withholding Tax. Boxlight and the Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable to any Seller under this Agreement all Taxes, if any, that Boxlight and the Company are required to deduct and withhold under any provision of Tax law; provided that Boxlight shall not withhold from amounts payable hereunder without first consulting with the Sellers and providing, in reasonable detail, the basis for such deduction and the Company withholding. All such withheld amounts that are timely paid to the appropriate Governmental Entity shall be treated as delivered to the Sellers hereunder.

Section 2.6 Allocation of Purchase Price.

(a) The purchase price (as determined for federal income Tax purposes and as adjusted pursuant to Section 2.4) shall be allocated among the assets of the Company in accordance with Applicable Law and the Allocation Schedule (the “Purchase Price Allocation”). Within 90 calendar days after the final determination of the purchase price, the Parent shall deliver to the Sellers a draft Purchase Price Allocation for the Sellers’ review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed. In the event of a dispute regarding the Purchase Price Allocation, the Parent and the Sellers shall negotiate in good faith to resolve the dispute. If the Parent and the Sellers are unable to resolve such dispute, such dispute shall be resolved promptly by the Neutral Accountant, and the costs of which shall be split equally by the Sellers, on the one hand, and the Parent, on the other hand. The determination made by such Neutral Accountant shall be final and binding on the Parent, the Company, and the Sellers.

(b) None of Parent, the Company or any Seller shall take a position on any Tax Return, before any Tax authority or in any judicial proceeding that is, in any manner, inconsistent with such treatment or the Allocation Schedule without the consent of the others or unless specifically required pursuant to a determination by an applicable Tax authority within the meaning of Section 1313 of the Code or similar provision of and Applicable Law with respect to state and local income Taxes. The parties hereto shall promptly advise one another of the existence of any Tax audit, controversy or litigation related to the Tax treatment of the Transactions.

(c) For purposes of allocating the purchase price (as determined for federal income Tax purposes and as adjusted pursuant to Section 2.4) among the Company’s assets, the parties hereto agree that the values of the assets of the Company shall be determined in accordance with the methodology and principles set forth on Schedule 2.6 (the “Allocation Schedule”).

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Section 2.7 Closing Deliveries of the Sellers. At the Closing, the Sellers shall deliver to Parent the following:

(a) Interest Transfer Documents. Customary documentation evidencing the assignment of all Interests to Boxlight in form and substance reasonably acceptable to Parent, duly executed by the respective Seller.

(b) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of the Company in a form reasonably approved by Parent, which approval shall not be unreasonably conditioned, withheld or delayed, certifying that (i) the Organizational Document of the Company attached to such certificate as an exhibit is true, correct and complete, (ii) the Operating Document of the Company attached to such certificate as an exhibit is true, correct and complete, (iii) the accuracy and full force and effect of resolutions adopted by the board of managers (or other applicable governing body) of the Company approving the execution and delivery of this Agreement and the performance of the Transactions by the Company, attached as an exhibit to such certificate, and (iv) the good standing or existence of the Company, attaching as exhibits certificates issued by the secretary of state (or equivalent) of the jurisdiction of formation of the Company as of a recent date.

(c) Distribution Agreements. The Distribution Agreements, duly executed by all applicable Affiliates of PEI.

(d) Resignations. Resignations of each Person designated in writing by Parent at least three (3) days prior to the Closing Date from all of their positions as directors, managers or officers of the Company, in each case effective as of the Closing.

(e) Payoff Letters. Executed payoff letters relating to the repayment of the Closing Date Debt in accordance with Section 2.3(b).

(f) Invoices. Invoices relating to the payment of the Company Transaction Expenses in accordance with Section 2.3(e).

(g) W-9s. A properly executed IRS Form W-9 from each of the Sellers.

(h) Transition Services Agreement. The Transition Services Agreement, duly executed by the Sellers and in form reasonably acceptable to Boxlight.

(i) Reseller Agreements Assignments. As assignment by PEI to the Company of all of PEI’s rights and obligations under all reseller agreements to which PEI is a party.

(j) Supplemental Deliveries. Such other certificates, agreements, and assignments as Parent may reasonably request to effect or evidence the consummation of the Transactions, in form and substance reasonably satisfactory to Parent.

Section 2.8 Closing Deliveries of Boxlight Group. At the Closing, Boxlight Group shall deliver or cause to be delivered to the Sellers or the other applicable Persons:

(a) Estimated Base Purchase Price. The Estimated Base Purchase Price and the other amounts required to be paid by Boxlight at the Closing pursuant to the Consideration Schedule to the Sellers and the other applicable Persons identified therein.

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(b) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of each of Parent and Boxlight reasonably approved by Sellers, which approval shall not be unreasonably conditioned, withheld or delayed, certifying that (i) the Organizational Document of Parent attached to such certificate as an exhibit is true, correct and complete, (ii) the Bylaws of Parent attached to such certificate as an exhibit is true, correct and complete, (iii) the accuracy and full force and effect of resolutions adopted by the board of directors of Parent and Boxlight approving the execution and delivery of this Agreement and the performance of the Transactions by Parent and Boxlight, attached as one or more exhibits to such certificate, and (iv) the good standing or existence of Parent and Boxlight, as applicable, attaching as an exhibit a certificate issued by the secretary of state (or equivalent) of the jurisdiction of formation of Parent as of a recent date.

(c) Transition Services Agreement. The Transition Services Agreement, duly executed by Parent.

(d) Distribution Agreements. The Distribution Agreements, duly executed by the Company.

(e) Additional Deliveries. Such other certificates, agreements, and assignments as the Sellers may reasonably request to effect or evidence the consummation of the Transactions, in form and substance reasonably satisfactory to Parent.

Article III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby represent and warrant to Parent as of the date hereof as follows:

Section 3.1 Organization; Qualification. The Company is a limited liability company duly formed, validly existing and in good standing under the Applicable Laws of Delaware. Each Seller has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. The Company has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Schedule 3.1 sets forth each other jurisdiction in which the Company is qualified to do business. The Company is qualified and in good standing in each jurisdiction in which it is required to be qualified as a foreign limited liability company, except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect.

Section 3.2 Authorization. Each Seller has the requisite legal capacity to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery, and performance by each Seller of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the Transactions by such Seller have been duly authorized by all requisite action on the part of such Seller. No other action on the part of the Sellers is or will be necessary to approve and authorize the execution, delivery, or performance of this Agreement and each of the other Transaction Documents to which any Seller is a party or the consummation of the Transactions.

Section 3.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by each of the Seller and the Company. This Agreement constitutes, and, when executed and delivered by the Sellers or the Company, as applicable, each other Transaction Document to which the Sellers or the Company, as applicable, is a party will constitute (in each case assuming due and valid authorization, execution and delivery by the other parties thereto), a legal, valid and binding obligation of the Sellers or the Company, as applicable, enforceable against the Sellers or the Company, as applicable, in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Applicable Laws of general application affecting enforcement of creditors’ rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought.

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Section 3.4 Consents and Approvals; No Violations. Except as set forth in Schedule 3.4, none of the execution, delivery or performance of this Agreement or any other Transaction Document by the Sellers or the Company, the consummation of the Transactions by the Sellers or the Company or compliance by the Sellers or the Company with any of the provisions of this Agreement or any other Transaction Document to which it is a party will (a) violate, conflict with or result in any breach of any provision of the Organizational Documents or Operating Documents of the Company, (b) require any filing with or notice to, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity by the Sellers or the Company, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or require consent of or notice to any Person under, any of the terms, conditions or provisions of any Contract to which any of the Sellers or the Company is a party or by which the Sellers or the Company or any of their properties or assets are bound; which breach or default would have a Company Material Adverse Effect, (d) violate any Applicable Laws applicable to any of the Sellers or the Company or any of their respective properties or assets, or (e) result in the creation of any Encumbrance upon any Interests or any properties or assets of any of the Sellers or the Company.

Section 3.5 Capitalization.

(a) Title; Ownership.

(i) The Sellers are the record and beneficial owners of all of the issued and outstanding Interests and have good and valid title to such Interests, free and clear of all Encumbrances. Each of the Sellers has full right, power and authority to transfer and deliver to Parent valid title to all of the Interests owned by them, free and clear of all Encumbrances. At the Closing, Parent will become the record and beneficial owner of all of the Interests and have good and valid title to such Interests free and clear of all Encumbrances, except such Encumbrances as are imposed by Parent.

(ii) With respect to the Company, Schedule 3.5(a) sets forth (i) the total number of authorized Equity Interests of the Company, (ii) the number and class of Equity Interests issued and outstanding with respect to the Company, and (iii) the record owner of all the issued and outstanding Equity Interests of the Company. All of the outstanding Equity Interests of the Company are duly authorized and validly issued.

(b) Other Securities. Except as set forth in Schedule 3.5(b), (i) there are no outstanding securities or obligations convertible into or exchangeable for Equity Interests of the Company, (ii) there are no outstanding or authorized options, warrants, call rights or other similar rights obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any Equity Interests of the Company, (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, and (iv) there are no Contracts to which the Company is a party relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the Equity Interests of the Company. None of the outstanding Equity Interests of the Company was issued in violation of any Applicable Laws.

Section 3.6 Subsidiaries. The Company does not own, nor has it ever owned, any Equity Interests in any Person.

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Section 3.7 Financial Statements. Schedule 3.7 contains true and complete copies of the Financial Statements. The Financial Statements have been prepared in accordance with IFRS (except as may be stated in the notes thereto) and conform to the books and records of the Company (as applicable) as prepared in the ordinary course of business consistent with past practice and present fairly and accurately, in all material respects, the assets, liabilities (including reserves) and financial position of the Company as of the dates thereof and their results of operations, and cash flows for the periods covered thereby; provided, that the Interim Financial Statements are subject to customary year-end adjustments (the effect of which will not be material) consistently applied with past practice and do not contain the disclosures to be found in notes to audited financial statements (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Company has not made any changes in its accounting practice since December 31, 2020.

Section 3.8 No Undisclosed Liabilities. Except as set forth on Schedule 3.8, the Company has no material liabilities or obligations except for (a) liabilities and obligations reflected on or reserved against in the Interim Financial Statements, (b) liabilities that would not be required to be disclosed in financial statements prepared in a manner similar to the Financial Statements, (c) liabilities and obligations incurred in the ordinary course of business subsequent to the date of the Interim Financial Statements and which are not material, individually or in the aggregate, or (d) liabilities and obligations disclosed in this Agreement or the Schedules. Except as set forth on Schedule 3.8 or 3.9 and as contemplated by Section 5.3, as of the Closing, the Company shall have no Indebtedness.

Section 3.9 Absence of Certain Changes. Except as set forth on Schedule 3.9, since the date of the Interim Financial Statements, the Company has conducted its operations in the ordinary course of business consistent with past practice, and

(a) there has not been any Company Material Adverse Effect;

(b) the Company has not amended its Organizational Documents or Operating Documents;

(c) the Company has not issued, sold, transferred, disposed of, pledged or encumbered any of its Equity Interests or securities convertible into or exchangeable for, or options, warrants, or other rights to acquire, any of its Equity Interests;

(d) the Company has not redeemed, purchased or otherwise acquired any of its Equity Interests or any instrument or security which consists of or includes a right to acquire such Equity Interests;

(e) the Company has not incurred, assumed, endorsed, or otherwise become liable for any Indebtedness (other than additional draws under any of the Company’s existing lines of credit which will be repaid in full at or prior to Closing or Permitted Indebtedness), modified the terms of any Indebtedness (other than modifications of short-term debt in the ordinary course of business consistent with past practice), or assumed or guaranteed the obligations of any other Person;

(f) the Company has not created any Encumbrance (other than a Permitted Encumbrance) on any of its assets that detracts from the value of such asset;

(g) other than in the ordinary course of business, the Company has not (i) entered into, adopted, amended or terminated any Benefit Plan or any Contract relating to the compensation or severance of any employee or otherwise materially changed the terms of employment for any employee, or (ii) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any of its employees or established or increased or promised to increase any benefits under any Benefit Plan, other than (A) normal recurring increases in the ordinary course of business consistent with past practice, or (B) as required by any Benefit Plan, employment agreement, severance plan or retention plan existing on the date hereof;

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(h) the Company has not voluntarily permitted any Insurance Policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without giving notice to Parent, except policies providing coverage for losses not in excess of $1,000,000 that are replaced without diminution of or gaps in coverage;

(i) except for the sale and purchase of inventory, supplies and other assets in the ordinary course of business consistent with past practice, the Company has not (i) transferred, acquired or disposed of or leased, licensed or sublicensed any property (personal or real) or assets, or (ii) canceled, amended, terminated, modified, compromised, waived or released any debts owed to, or claims held by, the Company or any entitlement or right of value to the Company;

(j) the Company has not entered into any Contract that would constitute a Material Contract (other than in the ordinary course of business) or Real Property Lease or any Contract that would require consent from or notice to the other party or parties thereto in connection with the Transactions;

(k) the Company has not accelerated, terminated, modified or canceled any Material Contract or Real Property Lease other than modifications made in the ordinary course of business on terms consistent with past practice;

(l) the Company has not made any change to its accounting methods, principles, policies or practices or to its management of Accounts Receivable or accounts payable, including by way of acceleration or deferral, except, in each case, as may be required by changes to IFRS or Applicable Law;

(m) the Company has not (i) made any commitment for any capital expenditure in excess of $100,000, individually or in the aggregate, or (ii) made any capital investment in, or any loan to, any other Person;

(n) the Company has not written off or revalued any asset or property or disposed of any assets, other than in the ordinary course of business;

(o) the Company has not made, changed or rescinded any material Tax election, filed any amended material Tax Return or claim for material refund, adopted or changed any method of accounting, extended or waived the application of any statute of limitations regarding the assessment or collection of any material Tax, settled or compromised any material Tax liability or refund or entered into any agreement the primary subject matter of which is Taxes;

(p) the Company has not entered into a new line of business or abandoned or discontinued an existing line of business;

(q) the Company has not adopted any plan of liquidation or dissolution or filed a petition in bankruptcy or consented to the filing of any bankruptcy;

(r) the Company has not entered into or agreed to enter into any merger or consolidation with any other Person or acquired the securities of any other Person;

(s) the Company has not made any dividend or distribution with respect to its capital stock or membership interests; and

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(t) the Company has not agreed, authorized, resolved, arranged, or committed to do any of the things described in subsections (a) through (s) above.

Section 3.10 Title to Assets.

(a) Except for properties and assets sold since the date of the Interim Financial Statements in the ordinary course of business, the Company has good title to all of the properties and assets owned by it as reflected on the Interim Financial Statements and in all properties and assets acquired by it since the date of the Interim Financial Statements, in each case, free and clear of all Encumbrances, except for (i) Permitted Encumbrances, and (ii) Encumbrances set forth on Schedule 3.10(a). Excluding inventory sold by the Company in the ordinary course of business, the assets disposed of by the Company since the date of the Interim Financial Statements are not material, individually or in the aggregate, in quantity or value.

(b) Except as set forth on Schedule 3.10(b) and except for the assets referred to and described in the Transition Services Agreement, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, inventory and other items of tangible personal property currently owned or leased by the Company under the Personal Property Leases, together with all other properties and assets of the Company that are owned, leased or used pursuant to a Contract, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the tangible property and assets used to conduct the business of the Company as currently conducted. Except as referred to and described in the Transition Services Agreement, and for inventory or other assets in transit, no Person other than the Company or a lessor of property leased to the Company holds or owns any tangible property or assets used by the Company in the conduct of its business as presently conducted.

Section 3.11 Real Property.

(a) Owned Real Property. The Company does not own, nor has it ever owned, any real property.

(b) Real Property Leases. Schedule 3.11(b) contains a true and complete list of all leases and subleases (including any and all amendments, modifications, supplements, addenda, and restatements thereto and thereof and subordination, non-disturbance and attornment agreements related thereto) to which the Company is a party as lessee or sublessee of any real property (the “Real Property Leases”). Each of the Real Property Leases is (i) a legal, valid and binding obligation of the Company, and (ii) enforceable against the Company and, to the Knowledge of the Company, the other party or parties thereto in accordance with its terms, in each case except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Applicable Laws of general application affecting enforcement of creditors’ rights generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought. True and complete copies of all Real Property Leases have been made available to Parent. Neither the Company party thereto nor, to the Knowledge of the Company, any other party to a Real Property Lease, is in breach of or default under any Real Property Lease in any material respect. The Company has not received any written notice of default, termination, or cancellation of any Real Property Lease. Except as set forth on Schedule 3.11(b), the Company is not a lessor, sublessor or grantor under any lease, sublease, or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Real Property.

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(c) Utilities; Condemnation; Zoning. The real property subject to the Real Property Leases (collectively, the “Real Property”) is supplied with utilities suitable for the operation of the business presently conducted thereon. There does not exist any pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceeding with respect to any of the Real Property. There are no Actions commenced or, to the Knowledge of the Company, threatened against or affecting the Real Property or any portion thereof or interest therein in lieu of condemnation or eminent domain proceedings. The Company has not received written notice of any violation of any zoning, building, or similar Applicable Law relating to its operation of the Real Property.

(d) No Options; Tenants. Other than with respect to the rights of Parent under this Agreement and the Transactions or as set forth on Schedule 3.11(d), there are no Persons (other than the Company) in possession of the Real Property.

(e) Use of Real Property. None of the Sellers has received any written notice from a Governmental Entity indicating that the use, operation or occupancy of the Real Property in the conduct of the Company’s business violates any Applicable Law or Permitted Encumbrance, and, to the Knowledge of the Company, the use and operation of the Real Property in the conduct of the Company’s business does not violate any Applicable Law, Permitted Encumbrance, restrictions, covenants or Encumbrances of record, or any Contracts applicable to the Real Property. Except as set forth on Schedule 3.11(e), the Company is the sole tenant of each parcel of leased Real Property.

(f) Alterations. The Company has not received any written notification or Governmental Order to complete any alteration, repair, improvement, or other work in respect of the Real Property which has not been completed.

(g) Repairs or Replacements. There are no material repairs or replacements that are necessary as of the date hereof with respect to the buildings or other structures, facilities, improvements, fixtures and building systems forming part of the Real Property in order to put same in a serviceable condition, and the Real Property is in a good state of repair and operating order having regard to its age and the use to which it is put.

(h) Contracts. Except as set forth on Schedule 3.11(h), there are no Contracts (other than Real Property Leases) to purchase or lease any real property entered into by the Company.

Section 3.12 Personal Property Leases.

(a) Schedule 3.12 contains a true and complete list of each lease pursuant to which the Company leases any personal property, including any finance or operating lease, but excluding leases relating solely to personal property calling for rental or similar periodic payments of less than $25,000 per year (the “Personal Property Leases”). Each of the Personal Property Leases is (i) a legal, valid and binding obligation of the Company party thereto, and (ii) is enforceable against the Company and, to the Knowledge of the Company, the other party or parties thereto in accordance with its terms, in each case except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Applicable Laws of general application affecting enforcement of creditors’ rights generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought. Neither the Company party thereto nor, to the Knowledge of the Company, any other party to a Personal Property Lease, is in breach of or default under any Personal Property Lease. The Company has not received any written notice of termination or cancellation with respect to any Personal Property Lease. True and complete copies of all Personal Property Leases have been made available to Parent.

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(b) The furniture, machinery, equipment, and other items of tangible personal property of the Company are in serviceable condition and repair, subject to ordinary wear and tear, and are operable in all material respects for the uses to which they are being put in the current operation of the Business.

Section 3.13 Contracts and Commitments.

(a) Material Contracts. Schedule 3.13(a) sets forth, as of the date hereof, a true and complete list of each Contract (excluding the Real Property Leases and the Personal Property Leases), other than purchase orders entered into in the ordinary course of business, to which the Company is a party that:

(i) (A) is entered into with a customer of the Company required to be listed on Schedule 3.22(a) or (B) is entered into with a supplier to the Company required to be listed on Schedule 3.22(b), in each case involving consideration in excess of $10,000;

(ii) involves an instrument evidencing or securing any Indebtedness or an agreement with any bank, finance company or similar organization relating to Indebtedness of the Company;

(iii) restricts the Company from engaging in any business or activity anywhere in the world, other than non-disclosure obligations;

(iv) is a distributor or sales representative Contract;

(v) is a joint venture or partnership agreement;

(vi) relates to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business;

(vii) is with a product broker or dealer of the Company;

(viii) is for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which involves consideration in excess of $100,000 per annum;

(ix) is an agreement under which the Company could be required to pay severance or any other amounts (excluding amounts due for services performed prior to termination) to an employee or independent contractor upon a termination of the employment or engagement of such Person or a sale or transfer by merger, sale or otherwise of the Company, the assets of the Company, a portion of the Equity Interests of the Company, or the business of the Company;

(x) is an agreement under which the Company has advanced or loaned any amount to any directors or officers of the Company or an amount greater than $10,000 to any employees of the Company;

(xi) provides for the guarantee or assumption by the Company of any Tax or environmental liability of any Person other than the Company;

(xii) is (i) for an acquisition of the assets, properties or Equity Interests of any other Person (other than in the ordinary course of business) or (ii) relating to any merger, consolidation or similar business combination transaction involving the Company, and including, in the case of clause (i) or (ii), where the Company remains obligated for any material liability, including the payment of any portion of the purchase price, or is subject to continuing indemnification obligations;

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(xiii) other than permits and sales in the ordinary course of business, is with any Governmental Entity;

(xiv) requires the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(xv) is a manufacturer’s representative, sales promotion, market research, marketing consulting and advertising, co-marketing or co-promotion agreement involving consideration in excess of $25,000; and

(xvi) (A) is not entered into with a customer or supplier of the Company or otherwise required to be listed on Schedule 3.13(a) and (B) requires the Company to make payments of more than $25,000 per annum.

Such items referred to in subsections (i) through (xvi) above, collectively, the “Material Contracts”.

(b) Validity. Each of the Material Contracts is (i) in full force and effect, (ii) a legal, valid and binding obligation of the Company, and (iii) enforceable against the Company and, to the Knowledge of the Company, the other party or parties thereto, in accordance with its terms, in each case except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Applicable Laws of general application affecting enforcement of creditors’ rights generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought. True, correct, and complete copies of all Material Contracts (including all written modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Parent.

(c) Defaults. Neither the Company nor, to the Knowledge of the Company, any other party to a Material Contract, is in material breach of or default under any Material Contract. To the Knowledge of the Company, no event has occurred that with the giving of notice or the passage of time, or both, would constitute a material breach or default under (or permit termination, modification, or acceleration of) any Material Contract. The Company has not received any written notice of termination or cancellation of any Material Contract.

Section 3.14 Insurance. Schedule 3.14 contains a true and complete list of each insurance policy maintained by the Company as of the date hereof with respect to its properties, assets, or operations, excluding those insurance policies listed on Schedule 3.18(a) that insure benefits provided under a Benefit Plan (the “Insurance Policies”). All of the Insurance Policies are in full force and effect, all premiums due thereon prior to the date hereof have been paid, the Company is not in default with respect to its other obligations under any Insurance Policy, and the Company has not received written notice of termination or cancellation of any Insurance Policy. The Sellers have made available to Parent a true and complete list of all claims made under the Insurance Policies during the past three (3) years.

Section 3.15 Litigation; Governmental Orders. Except as set forth in Schedule 3.15, there is no (a) Action pending or, to the Knowledge of the Company, threatened against the Company or any of its properties or assets; and (b) Governmental Order outstanding against the Company and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets. Except as set forth in Schedule 3.15, during the past three (3) years there has not been any Action filed against the Company. The Company is not subject to any unsatisfied Governmental Orders and does not have any continuing obligations pursuant to any Governmental Order.

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Section 3.16 Environmental Matters.

(a) Compliance; No Releases. Except as set forth in Schedule 3.16(a), (i) the Company and all of its assets and all Real Property are currently and, for the past three (3) years have been, in compliance in all material respects with all applicable Environmental Laws, (ii) during the past three (3) years, the Company has not received any Environmental Notice from any Governmental Entity or other third party, including any Environmental Notice relating to any Real Property or real property formerly owned, operated or leased by the Company, and (iii) with respect to any of the Real Property, during the past three (3) years there has been no Release of a Hazardous Substance caused by the Company that requires any investigation, cleanup, abatement, removal, remediation, or remedial or corrective action pursuant to any Environmental Law.

(b) Approvals. The Company has obtained and is in possession of and is in compliance in all material respects with all permits, licenses and approvals (each, an “Environmental Permit”) issued by any Governmental Entity and required under applicable Environmental Laws (each of which is disclosed on Schedule 3.16(b)) for the operation of its business and the use of the Company’s Real Property. Each Environmental Permit is in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date in accordance with Environmental Law.

(c) Storage Tanks. The Company does not own or control any active or abandoned aboveground or underground storage tanks, except in compliance with Environmental Laws.

(d) Liabilities or Obligations of Third Parties. The Company has not retained or assumed, by Contract or operation of law, any liabilities, or obligations of third parties under Environmental Law. To the Knowledge of the Company, there are no circumstances related to the operation of the Business or conditions related to the Company’s use of the Real Property which are reasonably likely to give rise to liability under any Environmental Law.

(e) Environmental Reports. The following have been provided or otherwise made available to Parent: (i) any and all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company, including with respect to any Real Property or any real property formerly owned, operated or leased by the Company, which are in the possession or control of the Company related to Environmental Permits, compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Substances; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes) or Environmental Permits.

Section 3.17 Compliance with Laws.

(a) The Company is, and for the past three (3) years has been, in compliance in all material respects with Applicable Laws and Governmental Orders applicable to its business, properties and assets. During the past three (3) years, the Company has not received any notification or communication from any Governmental Entity asserting that the Company is not in compliance with any Applicable Laws or Governmental Orders. The Company has no Actions pending, or to the Knowledge of the Company, threatened against it asserting that the Company is not in compliance with any Applicable Law or Governmental Order or that, if adversely decided, would materially affect the Business of the Company.

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(b) There are no Actions pending, or to the Knowledge of the Company, threatened (i) by or against any Seller or any Affiliate thereof and relating to the Interests or the Company that would materially affect the Company, or (ii) against or by the Company, any Seller, or any Affiliates thereof, that challenges or seeks to prevent, enjoin, or otherwise delay the Transactions.

(c) The Company has been granted all permits, licenses and approvals required to be obtained by the Company from any Governmental Entity under Applicable Laws with respect to the use of the Company’s properties or the operation of the Business of the Company.

(d) Neither the Company, nor any of its directors, executives, representatives, agents or employees, or to the Knowledge of the Company, any other Person, acting on behalf of the Company, (i) has used or is using any corporate funds for any unlawful contributions, gifts, entertainment or other expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the United States Foreign Corrupt Practices Act of 1977 or any similar Applicable Laws of other jurisdictions, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (v) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature. Except as set forth on Schedule 3.17(d), the Company does not conduct business outside the United States, except for purchases of supplies, and all purchases of supplies imported into the United States have been made in compliance with all Applicable Laws in all material respects.

Section 3.18 Employee Benefit Matters.

(a) Benefit Plans. Schedule 3.18(a) contains a true and complete list of all Benefit Plans. The Company has made available to Parent a true and complete copy of each such Benefit Plan, including any and all amendments, modifications and supplements thereto.

(b) Compliance. Each Benefit Plan has been maintained, operated, and administered in material compliance with its terms and any related documents or agreements and in material compliance with all Applicable Laws. All contributions, payments, distributions, and premiums required to be remitted, distributed, paid to or paid in respect of each Benefit Plan have been paid, remitted or distributed in material compliance with the terms of such Benefit Plan and Applicable Law.

(c) Effect of Transaction. Except as provided in Schedule 3.18(c), no Benefit Plan contains any provision that would give rise to any acceleration, vesting, obligation to fund, increase in benefits, severance, termination, or other payments as a result of the Transactions either alone or in combination with another event. Neither the Company nor any ERISA Affiliate is a party to any Contract that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the Transactions will not be a factor causing payments to be made by the Company or any ERISA Affiliate to be non-deductible (in whole or in part) under Section 280G of the Code.

(d) No Post-Employment Obligations. Except as provided in Schedule 3.18(d), no Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits or coverage for any current or former employees, officers, service providers or nonemployee directors of the Company or ERISA Affiliate for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the regulations issued thereunder. There has been no violation of Section 4980B of the Code or Sections 601-608 of ERISA by the Company or ERISA Affiliate with respect to any such Benefit Plan.

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(e) Title IV Benefit Plans. Neither the Company nor any ERISA Affiliate maintains a Title IV Benefit Plan, and no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate during the past six (6) years that has not been satisfied in full.

(f) Tax Qualified Status. Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and is the subject of a favorable unrevoked determination, opinion or notification letter issued by the IRS as to its qualified status under the Code, and to the Knowledge of the Company, no circumstances exist or have occurred during the past three (3) years that would reasonably be expected to adversely affect the tax qualified status of any such Benefit Plan or to result in the imposition of any material liability, penalty or Tax under ERISA or the Code.

(g) Actions. There is no pending, or, to the Knowledge of the Company, threatened Action with respect to any Benefit Plan (other than routine claims for benefits).

(h) No Prohibited Transactions. Except as would not reasonably be expected to result in a material liability to the Company and its ERISA Affiliates, taken as a whole, (i) none of the Company or, to the Knowledge of the Company, other “disqualified persons” as defined in Section 4975 of ERISA or the Affiliates or ERISA Affiliates of the Company has engaged in any non-exempt “prohibited transaction,” as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan and (ii) none of the Company or its ERISA Affiliates has engaged in any act or omission with respect to any Benefit Plan which would subject the Company or its ERISA Affiliates (or any officer, director or employee thereof) to any penalties or Taxes under Section 502(i) of ERISA or Section 4975 of the Code.

Section 3.19 Tax Matters. Except as set forth on Schedule 3.19 (which shall specifically identify the particular representation to which any exception relates):

(a) Tax Returns. The Company has timely filed (or has had timely filed on its behalf) all income and other material Tax Returns required to be filed by it or has timely filed an extension. Such Tax Returns are true, complete, and correct in all material respects.

(b) Payment. The Company has timely paid (or has withheld and timely paid or has had timely paid on its behalf) all income and other material Taxes becoming due and payable by it (whether or not shown on any Tax Return).

(c) Withholding. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid, owing or otherwise allocable to any employee, independent contractor, creditor, customer, shareholder, or other party, and complied with all information reporting and backup withholding provisions of Applicable Law.

(d) Accruals. The amount of the Company’s liability for unpaid Taxes for all Tax periods (or portions of Tax periods) ended on or before the date of the Interim Management Financial Statements does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Interim Management Financial Statements. Since the date of the Interim Management Financial Statements, no Taxes have accrued with respect to the Company other than Taxes arising in the ordinary course of business or in connection with the Transactions.

(e) Audits. No federal, state, local or foreign audits, examinations, investigations, or other administrative proceedings (“Audits”) or court proceedings are ongoing, pending or, to the Knowledge of the Company’, threatened in writing with regard to any Taxes of the Company.

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(f) Extensions. There are no outstanding requests, agreements, consents, or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company.

(g) Jurisdictions. During the past three (3) years, no claim has been made by a Tax authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company is, or may be, subject to Taxes assessed by such jurisdiction that has not been resolved.

(h) Classification. Since January 1, 2016, the Company has been a limited liability company validly electing to be taxed as a partnership under the Code for federal and all applicable state income Tax purposes.

(i) Encumbrances. There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of the Company.

(j) Rulings. No private letter rulings, technical advice memoranda, closing agreements, voluntary disclosure agreements, or similar agreements or rulings that are, or would be currently applicable have been requested, entered into or issued by any Tax authority with respect to the Company.

(k) Tax Accounting and Deferral. The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof beginning after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any corresponding provision of state, local or foreign Tax laws) or use of an improper method of accounting, for a Pre-Closing Tax Period; (ii) an installment sale or open transaction occurring prior to the Closing; (iii) a prepaid amount received outside of the ordinary course of business before the Closing; (iv) any closing agreement under Section 7121 of the Code, or corresponding provision of state, local or foreign law executed prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing.

(l) Section 355. The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m) Reported Transactions. The Company is not, or has been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4.

(n) International Boycotts. The Company has not entered into any agreement or otherwise engaged in any operations or activities that are subject to a reporting obligation under Section 999 of the Code (relating to international boycotts).

(o) Foreign Jurisdictions. Schedule 3.19(o) sets forth all non-U.S. jurisdictions in which the Company is subject to income Tax, is engaged in business or has a permanent establishment. The Company has not entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(p) Affiliations. None of the Company has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code or any similar provision of state, local or foreign law) or similar group filing a consolidated, combined, unitary or similar income Tax Return. The Company has no liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign law), as transferee or successor, by contract or otherwise excluding, in each case, any agreements the primary subject matter of which is not to Taxes. None of the Company is a party to, or bound by, any Tax allocation, indemnity or sharing agreement that obligates it to make any payment with respect to Taxes of any other Person, other than any such agreement the primary subject matter of which is not Taxes.

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(q) CARES Act. The Company has not made an election to defer any Taxes under Section 2302 of the CARES Act or any similar election under state and local Tax law, and the Company is not currently deferring or planning to defer any such Taxes.

(r) Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 3.19 and Section 3.18 (to the extent related to Taxes) shall be the Company’s sole representations and warranties with respect to matters relating to Taxes and, except for the representations and warranties in Sections 3.19(k) and 3.19(q), may only be relied upon for purposes of liability for taxable periods (or portions thereof) ending on or prior to the Closing Date.

(s) Tax Status. The Company has been classified as a disregarded entity or as a partnership for federal income tax purposes since its formation. The Company has never filed an election to be classified as a corporation for federal income tax purposes.

Section 3.20 Intellectual Property.

(a) Registered Intellectual Property. Schedule 3.20(a) contains a true and complete list of all Company Owned Intellectual Property that is Registered Intellectual Property along with the application number, application date, registration/issue number, registration/issue date, title or mark, country or other jurisdiction and owner(s), as applicable, with respect to such Registered Intellectual Property. All of the Company Owned Intellectual Property listed on Schedule 3.20(a) is valid, subsisting and enforceable in accordance with Applicable Law. All Company Intellectual Property that is not subject to an Inbound IP Contract (as defined in Section 3.20(b) below) is solely owned by the Company and all Registered Intellectual Property is properly registered with the appropriate private registrar or Governmental Entity, as applicable, in the name of the Company. Except as set forth in Schedule 3.20(a), all necessary registration, maintenance and renewal filings and fees in connection with the Registered Intellectual Property identified on Schedule 3.20(a) have been timely filed with and paid to the relevant authorized registrars and Governmental Entities. There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending or, to the Knowledge of the Company, threatened with respect to such Registered Intellectual Property.

(b) Contracts. Schedule 3.20(b) identifies under separate headings each Contract (i) under which the Company uses or licenses Intellectual Property that any Person other than the Company owns (the “Inbound IP Contracts”), provided that the Company shall not be obligated to identify Inbound IP Contracts that relate to any license of Commercial Software, and (ii) under which the Company has granted any Person any right or license in any Company Intellectual Property including any right to use the Company’s technology other than non-exclusive Contracts related to the Company’s provision of its products and services to end customers (the “Outbound IP Contracts”). “Company Owned Intellectual Property” means all Company Intellectual Property that is owned by the Company.

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(c) Proprietary Software. Schedule 3.20(c) contains a true and complete list of all Company Proprietary Software. Schedule 3.20(c) also contains a true and correct list of (i) all Open Source Software that is contained in, linked to, distributed with or used in the distribution of the Company Proprietary Software, or from which any portion of the Company Proprietary Software is derived, (ii) the Company Proprietary Software to which each item of Open Source Software relates, (iii) the applicable license terms for each item of Open Source Software, and (iv) an indication of whether the Open Source Software is modified or distributed by the Company. The Open Source Software required to be listed on Schedule 3.20(c) does not have license or other usage terms that require as a condition of the Company’s use of such Open Source Software that any Software, databases or any data that incorporates or is incorporated into, derived from, based on, linked to or internally distributed with such Open Source Software (A) be disclosed or, in the case of Software, distributed in source code form, (B) be licensed for the purpose of making derivative works, (C) be redistributable at no charge, or (D) be subject to terms that otherwise impose a material limitation, restriction or condition on the right or ability to use or distribute the same. The Company Proprietary Software does not contain any material programming errors or Harmful Code.

(d) Licensed Intellectual Property. Schedule 3.20(d) contains a true and complete list of all Company Intellectual Property, including Software, that is owned by any other Person, except for Commercial Software. Except as set forth on Schedule 3.20(d) or with respect to such Commercial Software, the Company is not obligated to pay royalties, fees, payments, or other amounts to any Person for the use of any Company Intellectual Property.

(e) Other Material Company Intellectual Property. Schedule 3.20(e) contains a true and complete list of all material Company Intellectual Property that is not otherwise set forth on Schedule 3.22(a) through Schedule 3.22(c), including any material unregistered Marks, as well as an indication of the owner of such Company Intellectual Property.

(f) Ownership; Sufficiency. Except as set forth on Schedule 3.20(f), the Company owns directly and exclusively all right, title and interest in and to Company Owned Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as identified as an Outbound IP Contract on Schedule 3.20(f), no Person holds a license to use any Company Owned Intellectual Property. As of the Closing Date, the Company owns or has rights to use all Intellectual Property (including sufficient Software licenses) used or held for use in the conduct of the Business as currently conducted.

(g) Non-Infringement. The operation of the Business as currently conducted by the Company does not, to the Knowledge of the Company, infringe or misappropriate any Intellectual Property rights of any other Person. Except as set forth on Schedule 3.20(g), during the past three (3) years, the Company has not received any written notice from any other Person challenging the right of the Company to use or register any Company Intellectual Property. To the Knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any of the Company’s rights in any Company Intellectual Property. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) or Contract that restricts or impairs the use of any Company Intellectual Property.

(h) Maintaining Company Intellectual Property. The Company has taken all material reasonable steps to maintain all Company Intellectual Property and to protect and preserve the confidentiality of all Trade Secrets included in Company Intellectual Property. Except as set forth on Schedule 3.20(h), to the Knowledge of the Company, there has not been any breaches of confidentiality or misappropriation with respect to Trade Secrets included in Company Intellectual Property, and all Persons having access thereto have executed written non-disclosure agreements. To the Knowledge of the Company, there has not been any breaches of such confidentiality and non-disclosure agreements.

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(i) Agreements with Independent Contractors; Employees. Except as set forth on Schedule 3.20(i), the Company has entered into written agreements with every current and former contractor and independent contractor that has developed Company Intellectual Property owned or purported to be owned by the Company (including all marketing materials and Website content related to the Business), whereby such contractor or independent contractor assigns to the Company any ownership interest and right he or she may have in such Company Intellectual Property. True and complete copies of all such agreements have been made available to Parent. All current and former employees and contractors of the Company who contributed to the development of Company Owned Intellectual Property that is incorporated in any product or service of the Company have executed agreements that assign to the Company such Person’s respective rights, including rights in inventions, relating to such product or service.

(j) Information Systems. The Company maintains commercially reasonable disaster recovery plans with respect to information systems providing products and services to customers and reasonable back-up copies of all data and information provided by its customers and/or utilized by the Company in connection with such products or services. Except as disclosed in Schedule 3.20(j), there has been no failure of such information systems during the twelve (12) month period ending on the date of this Agreement that caused a material disruption or interruption in the use of the Company’s products and services by the Company or its customers.

(k) Data Security Policies. The Company has adopted and maintained commercially reasonable security policies with respect to all personally identifiable, customer and payment information collected, received, or processed by the Company. The Company has maintained and followed such security policies in compliance in all material respects with all Applicable Laws and all applicable industry guidelines, including the Payment Card Industry Data Security Standards, as applicable. No breach or violation of any such security policies has occurred or is threatened, and there has been no unauthorized or illegal use of or access to any such data or information.

Section 3.21 Labor Matters.

(a) Labor Difficulties. There is no labor strike, slowdown, stoppage, or lockout actually pending, or, to the Knowledge of the Company, threatened against the Company. The Company has not experienced any labor strike, slowdown, stoppage, or lockout during the past three (3) years.

(b) Collective Bargaining Agreements; Unions. There are no collective bargaining agreements with any labor organization to which the Company is a party, and no labor union, trade union, employee association or other collective bargaining unit represents or claims to represent any of the Company’s employees and, to the Knowledge of the Company, there is no union or organizing activity or campaign being conducted and no such activity has occurred at any time over the past three (3) years.

(c) Charges. There is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board and no such charge or complaint has been submitted or filed at any time over the past three (3) years.

(d) Closings; Layoffs. During the past three (3) years, (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment, and (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company. Except as set forth in Schedule 3.21(d), the Company has not terminated, laid-off or dismissed any employees (whether such dismissal is actual or constructive) in the last ninety (90) days, and the Sellers have provided a list to Parent of all individuals whom the Company has terminated, laid-off or dismissed within the ninety (90) days prior to Closing.

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(e) Employment Laws. The Company is, and for the past three (3) years has been, in compliance in all material respects with all Applicable Laws relating to the employment of labor, including those related to employment standards, labor relations, wages, hours, overtime compensation, vacation pay, equal employment opportunities, fair employment practices, discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, human rights, immigration, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, employer health tax, occupational health and safety, workers’ compensation, leaves of absence and unemployment insurance and the payment and withholding of Taxes. There is no charge of discrimination in employment or employment practices, or any Action pursuant to any Applicable Laws which is now pending, anticipated or, to the Knowledge of the Company, threatened before any Governmental Entity in any jurisdiction in which the Company currently engages any Person to perform services. The Company has not misclassified any person as a temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee of the Company (each, a “Contingent Worker”), and no Contingent Worker has been improperly excluded from any Benefit Plan. All Contingent Workers are retained and compensated in accordance with Applicable Laws. Except as set forth on Schedule 3.21(e), all employees, contractors, and consultants of the Company are lawfully entitled to work for them without restriction or any visa, permit or consent being required. All individuals classified as independent contractors are properly classified as such for all Applicable Laws, and all employees classified as “exempt” for purposes of state or federal employment laws are properly classified as such.

(f) Census. The Company has delivered to Parent a list of all persons who are employees or independent contractors of the Company and performing services as of October 19, 2021, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) exempt or non-exempt status (for employees); (iv) hire date; (v) current base compensation rate for the time periods indicated thereon; and (vi) all commission, bonus or other incentive-based or contingent compensation or remuneration for the time periods indicated thereon. All compensation, including wages, commissions, and bonuses, payable to all employees or independent contractors of the Company for services performed on or prior to the date hereof have been paid or accrued in full. Except as set forth on Schedule 3.21(f), all employees of the Company are “employees at will” and their employment may be terminated for any lawful reason without more than fourteen (14) days’ notice.

(g) Accruals and Liabilities. All accruals and liabilities to or arising in connection with any employees and any independent contractor or consultant employed or engaged by the Company (including without limitation, all contributions, remittances and assessments for employment, insurance, employer health tax, workers’ compensation and any other employment-related legislation, all Taxes, all accrued salary, wages, bonuses, commissions, vacation with pay and other compensation and all payments, contribution or premiums required to be remitted or paid in respect of any Benefit Plan) have been paid or reserved for in a timely manner and are accurately reflected in the books and records of the Company.

(h) Commitments. Except as set forth in any written employment agreements, the Company has not made any commitments to any of their respective employees respecting any guarantee of continued employment or increases in compensation following the Closing.

(i) Termination of Relationship. Except as set forth on Schedule 3.21(i), no management-level employee of the Company has given written notice that he or she intends to terminate his or her relationship with the Company for any reason within the next twelve (12) months, including because of the consummation of the Transactions, and the Company has no plans or intentions as of the date hereof to terminate any management-level employee within the next twelve (12) months.

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Section 3.22 Material Customers and Suppliers.

(a) Material Customers. Schedule 3.22(a) sets forth a true and complete list of the twenty (20) largest customers of the Company for the fiscal year ended December 31, 2020 and the interim period ended June 30, 2021 (calculated on the basis of revenues of the Company during such period), showing the total revenues attributable to each such customer for each such period (“Material Customers”). Except as set forth on Schedule 3.22(a), as of the date hereof, no such Material Customer has notified any of the Sellers or the Company in writing, or to the Knowledge of the Company, orally, that it has ceased or intends to cease doing business with, or that it will otherwise materially reduce its relationship with or otherwise modify the terms on which it does business with, the Company.

(b) Material Suppliers. Schedule 3.22(b) sets forth a true and complete list of the twenty (20) largest suppliers of the Company for the fiscal year ended December 31, 2020 and the interim period ended June 30, 2021 (calculated on the basis of purchases made by the Company during such period), showing the total purchases from each such supplier for each such period (“Material Suppliers”). Except as set forth on Schedule 3.22(b), as of the date hereof, no such Material Supplier has notified any of the Sellers or the Company in writing or, to the Knowledge of the Company, orally, that it has ceased or intends to cease selling products to, or that it will otherwise materially reduce its relationship, cease doing business with or otherwise modify the terms on which it does business with, the Company.

Section 3.23 Bank Accounts. Schedule 3.23 sets forth a true and complete list of the names and locations of all banks or other financial institutions in which the Company maintains an account or safe deposit box (giving the account numbers) and the names of all persons authorized to draw thereon or having access thereto.

Section 3.24 Affiliate Transactions. Except as set forth on Schedule 3.24, and except for compensation and benefits provided by the Company to employees in the ordinary course of business and fully reflected in the Financial Statements, the Company is not a party to or bound by any Contract with any Seller, the directors or officers of the Company or any of their respective Affiliates, and none of Sellers, directors or officers of the Company or any of their respective Affiliates (i) owns or otherwise has any rights to or interests in any asset, tangible or intangible, that is used in the business of the Company, or (ii) owns any direct or indirect interest in, or controls or is a director, officer, employee, member or partner of, any Person that is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.

Section 3.25 Brokers. Except as set forth on Schedule 3.25, neither the Sellers nor the Company, nor any of their respective Affiliates, have entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other Person to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the Transactions. The Sellers shall be responsible for and pay all amounts due to any Persons identified on Schedule 3.25, and Parent shall have no liability or obligation with respect thereto.

Section 3.26 Product Liability and Recall. Except as set forth on Schedule 3.26, in the past three (3) years, the Company has not (i) initiated a product recall, (ii) received any product warranty claims in excess of $50,000 in the aggregate in a calendar year, (iii) other than in the ordinary course of business, received any claims of injury to persons or damage to property in respect of products sold or (iv) incurred any material liability by reason of any express or implied warranty or under any Applicable Laws with respect to any product or service sold, rendered, or distributed by or on behalf of the Company. Each product manufactured, sold, leased, licensed, delivered or installed by the Company and each service provided by the Company in the operation of their respective businesses (a) is in compliance in all material respects with all Applicable Laws, (b) does not contain any defect, (c) is in conformity with all express and implied warranties made by the Company, and (d) is of a quality saleable in the ordinary course of business which, at a minimum, meets industry standards. Except as set forth on Schedule 3.26, no such product or service is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, lease or license of the Company, a copy of which is set forth on Schedule 3.26. The Company does not have any material liability (and, to the Knowledge of the Company, there is no basis for any Action against the Company) relating to alleged defects in the Company’s products or the services or the failure of any of the Company’s products or services to meet the warranty applicable thereto.

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Section 3.27 Books and Records. The minute books, stock record books and similar company records of the Company, all of which have been made available to Parent, are complete and correct in all material respects. At the Closing, all of these books and records will be in the possession of the Company.

Section 3.28 No Additional Representations. Except for the representations and warranties contained in this Article III (including the related portions of the Schedules), none of Sellers, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its officers, directors, managers, members, employees, equity holders, agents and other representatives (including Confidential Information Memorandum prepared by the broker referred to in Section 3.25 and any information, documents or material made available to Parent, management presentations or in any other form in expectation of the Transactions) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

Article IV

REPRESENTATIONS AND WARRANTIES OF BOXLIGHT GROUP

Each member of Boxlight Group hereby jointly and severally represents and warrants to the Sellers as of the date hereof as follows:

Section 4.1 Organization. Boxlight Group is duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets.

Section 4.2 Authorization. Boxlight Group has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance by Boxlight Group of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the Transactions by Boxlight Group have been duly authorized by all requisite action on the part of Boxlight Group. No other action on the part of Boxlight Group is or will be necessary to approve and authorize the execution, delivery or performance of this Agreement and each of the other Transaction Documents to which Boxlight Group is a party or the consummation of the Transactions.

Section 4.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by Boxlight Group. This Agreement constitutes, and when executed and delivered by Boxlight Group and the Sellers, each other Transaction Document to which Boxlight Group is a party will constitute (in each case assuming due and valid authorization, execution and delivery by the other parties hereto or thereto), a legal, valid and binding obligation of Boxlight Group, enforceable against Boxlight Group in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Applicable Laws of general application affecting enforcement of creditors’ rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought.

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Section 4.4 Consents and Approvals; No Violations. Except as set forth in Schedule 4.4, none of the execution, delivery or performance of this Agreement or any other Transaction Document by Boxlight Group, the consummation by Boxlight Group of the Transactions or compliance by Boxlight Group with any of the provisions hereof or of any other Transaction Documents to which it is a party will (a) violate, conflict with or result in any breach of any provision of the Organizational Documents or Operating Documents of Boxlight Group, (b) require any filing with or notice to, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity or other Person by Boxlight Group, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Boxlight Group is a party or otherwise bound, or (d) violate any Applicable Laws applicable to Boxlight Group, where, in any such case, the violation, conflict or other action would adversely affect the ability of Boxlight Group to perform its obligations under this Agreement or any other Transaction Document executed by it.

Section 4.5 Acquisition of Interests for Investment. Boxlight Group is acquiring the Interests for its own account, for investment only, and not with a view to any resale or public distribution thereof in violation of the Securities Act. Boxlight Group does not intend to offer to sell or otherwise dispose of the Interests in violation of any Applicable Law. Boxlight Group acknowledges that (a) the Interests have not been registered under the Securities Act or any state securities laws, (b) there is no public market for the Interests and there can be no assurance that a public market will develop, and (c) it must bear the economic risk of its investment in the Interests for an indefinite period of time. Boxlight Group qualifies as an “Accredited Investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Section 4.6 Solvency. Boxlight Group is solvent on the date hereof, will not be rendered insolvent by performance of the Transactions, will not be undercapitalized upon consummation of the Transactions, and will not, as a result of the Transactions, incur debts beyond its ability to pay as such debts mature.

Section 4.7 Litigation. There is no Action pending or, to Boxlight Group’s knowledge, threatened against Boxlight Group that questions or challenges the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by Boxlight Group in connection with this Agreement or any of the other Transaction Documents.

Section 4.8 No Broker. Boxlight Group has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other Person to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the Transactions.

Article V

CERTAIN COVENANTS AND AGREEMENTS

Section 5.1 Confidentiality. The Sellers shall not at any time hereafter disclose to anyone, or use in competition with or to the detriment of the Company, Boxlight Group, or any Affiliate of Boxlight Group, any of the confidential, proprietary or secret information of the Company or its current or former customers and vendors; provided that the foregoing shall not apply to any information that (a) currently is publicly available, (b) becomes publicly available after the date hereof through no fault of any Seller or any of their respective representatives or (c) was or is independently developed without the use or aid of any such confidential, proprietary or secret information of the Company. Notwithstanding anything in the preceding sentence to the contrary, after the Closing, the Sellers may disclose such confidential, proprietary, or secret information to the extent required to do so by a Governmental Order, Applicable Law, subpoena, or other legal process (provided that the applicable Seller will promptly notify Boxlight Group in writing and prior to making any such disclosure, will engage in commercially reasonable efforts at Boxlight Group’s expense to avoid such disclosure and preserve the confidentiality of such information and will furnish only that portion of such information as it is advised by its counsel is legally required).

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Section 5.2 Publicity. Neither Boxlight Group, on the one hand, nor any Seller, on the other hand, shall issue any press release or make any public statement regarding the Transactions without the prior written approval of the other, except as may be required by Applicable Law.

Section 5.3 Conduct of the Business Pending the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Boxlight Group (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall, and shall cause the Company to: (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. From the date hereof until the Closing Date, except as consented to in writing by Boxlight Group (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall not cause or permit the Company to take any action or omit from taking any action that would cause any of the changes, events or conditions described in Section 3.9 to occur. For the avoidance of doubt between the Effective Time and the Closing Date, the Company shall not incur any Indebtedness as set forth in items (a), (b), (e), (f) (g) and (h) in the definition of “Indebtedness,” and, except in the ordinary course of business, no other Indebtedness, including any Permitted Indebtedness.

Section 5.4 Maintenance of Books and Records. Each party hereto shall preserve (and Boxlight Group shall cause the Company to preserve), for a period of six (6) years following the Closing Date, all pre-Closing Date records possessed by or under the control of such party relating to the Company or the Business. During the six (6) year period following the Closing Date, upon any reasonable request from the other party hereto or its representatives, the party holding such records shall (a) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting party or its representatives to make copies of such records, in each case at the cost of the requesting party; provided, that nothing in this Section 5.4 shall require any party to disclose information if such disclosure would, as determined in such party’s reasonable discretion, (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which such party or any of its Affiliates is a party) or (iii) contravene any obligation of secrecy or confidentiality to any Governmental Entity. Records may be sought under this Section 5.4 for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, Tax, litigation, federal securities disclosure or other similar proper business purpose of the party seeking such records.

Section 5.5 D&O Tail Policies. Prior to the date hereof an Affiliate of PEI has, at the sole cost and expense of Sellers, obtained and paid in full, on behalf of the Company, for irrevocable “tail” insurance policies with a claims period of at least six (6) years from the Closing Date from an insurance carrier with the same or better credit rating as the current insurance carrier of PEI’s Affiliate with respect to directors’ and officers’ liability insurance covering the Company’s directors and officers.

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Section 5.6 Restrictive Covenants. In order to induce Boxlight Group to enter into the Transactions, each Seller agrees to the applicable provisions of this Section 5.6, as set forth below:

(a) Non-Compete. During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Non-Compete Period”), each Seller covenants and agrees not to, and shall cause its Affiliates not to, directly or indirectly, conduct, manage, operate, engage in, be employed by, render services to, be affiliated with, control or participate in the management, operation or control of, or have an ownership interest in, any business or enterprise in competition with the Business as it exists on the Closing Date anywhere in the Restricted Territory. The parties hereto acknowledge and agree that the covenants in Section 5.6(a) and Section (b)(i) shall not (i) prohibit ownership by any Seller of less than two percent (2%) of the outstanding securities of any company traded on any national securities exchange (so long as such Seller does not otherwise control such company), (ii) prohibit ownership by Management Seller or its owners of any equity in Boxlight Group or its Affiliates, (iii) prohibit the performance of any services for Boxlight Group or its Affiliates, including, without limitation, services under the Transition Services Agreement and the Distribution Agreements, or (iv) be applicable to, or deemed to restrict, EPOS Group A/S or any of its Affiliates. For purposes of this Section 5.6, “Restricted Territory” means the following: (A) any state or territory within the United States of America in which the Company currently provides services, provided services during the twenty-four (24) months prior to the Closing Date or are currently contemplating providing services; (B) Canada; (C) Mexico; (D) the United Kingdom; and/or (E) Australia. Notwithstanding the foregoing, the obligations of Sellers under this Section 5.6(a) shall apply to the Manager of the Management Seller (“Holstebro”) for no more than twelve (12) months in the event Holstebro’s employment with the Company, Boxlight or the Parent is terminated without cause prior to the expiration of the Non-Compete Period. For avoidance of doubt, the Company, Boxlight and the Parent shall waive this Section 5.6(a) at the end of twelfth month following Holstebro’s termination of employment with the Company, Boxlight or the Parent in the event his employment is terminated without cause prior to the expiration of the Non-Compete Period.

(b) Non-Solicitation.

(i) Except as permitted in Section 5.6(a), during the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Non-Solicitation Period”), each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, call on, solicit or induce, or attempt to solicit or induce, any past, present or known prospective customer, vendor, or other business relation of the Company for the provision of products or services related to the Business or in any other manner that could reasonably be expected to interfere with the business relationship between the Company, on the one hand, and its customers, vendors and other business relations, on the other hand.

(ii) During the Non-Solicitation Period, each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, call on, solicit, or induce, or attempt to solicit or induce, any Person who is an employee or independent contractor of the Company (or who had been an employee or independent contractor of the Company within twelve (12) months prior thereto) to leave the employ or service of the Company for any reason whatsoever, nor shall any Seller or its Affiliates offer or provide employment (whether such employment is for any Seller or any other business or enterprise), either on a full-time basis or part-time or consulting basis, to any such employee or independent contractor within six (6) months after their departure from the Company. Notwithstanding anything to the contrary in this Section 5.6(b), good faith general solicitations for employees through advertisements in publications of general circulation, over the internet or through employment recruiters, agencies or search firms, which solicitations do not specifically target employees of the Company, shall not constitute violations of this Section 5.6(b).

(c) Non-Disparagement. During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, make negative comments or otherwise disparage any of Boxlight Group, the Company or their respective owners, members, directors, managers, officers, employees, products or services; provided, that the foregoing shall not (i) in any way, restrict or impede Sellers from exercising protected rights to the extent that such rights cannot be waived by agreement or (ii) be violated by truthful statements made in connection with any legal process expressly including any dispute arising from the Transactions, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings) or statements made subject to attorney-client privilege.

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(d) Acknowledgement. Each Seller acknowledges that the provisions of this Section 5.6 are reasonable and necessary to protect the legitimate business interests of the Company and Boxlight Group and its acquisition of the Interests. In addition to any other remedies that Boxlight Group or the Company may have for any breach or threat of breach by any Seller or its Affiliates of the provisions of this Section 5.6, Boxlight Group shall be entitled to seek an injunction or injunctions to prevent such breaches or threatened breaches and to enforce specifically the terms and provisions hereof, and Boxlight Group shall not be required to post any bond unless expressly required by Applicable Law. The restrictive covenants contained in this Section 5.6 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder and the existence of any claim which any Seller may allege against Boxlight Group under any other provision of this Agreement or any other agreement will not prevent the enforcement of these covenants. If any of the provisions contained in this Section 5.6 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the Applicable Law or the determination by a court of competent jurisdiction. Should any Seller breach any of its covenants contained in Section 5.6(a), the term of the covenant that is breached shall be extended for such Seller by the duration of the breach.

Section 5.7 Waiver of Conflict of Interest and Ownership of Attorney Client and Work Product Privilege. Boxlight Group and the Company, on behalf of themselves and the Company Releasing Parties, hereby waive any conflict of interest that may result from the joint representation by Greenberg of the Company, the Company Releasing Parties, and Sellers or any of their Affiliates, in connection with the Transactions. In the event of any dispute between Boxlight Group, the Company, the Company Releasing Parties, and Sellers, or any of their Affiliates in connection with the Transactions, Boxlight Group and the Company, on behalf of themselves and the Company Releasing Parties, hereby expressly and knowingly consent to Greenberg representing any Seller or any of their Affiliates and declining to represent the Company and the Company Releasing Parties in such dispute. This consent constitutes a waiver of any conflict of interest claim against Greenberg as a result of its representation of Sellers or any of their Affiliates as described herein. Boxlight Group, the Company, and the Company Releasing Parties further agree that, as to all communications among Greenberg and any of the Company, the Company Releasing Parties, Sellers, or any of their Affiliates that relate in any way to the Transactions, the attorney-client and work product privilege and the expectation of client confidence belongs to Sellers and their Affiliates and may be controlled by them and shall not pass to or be claimed by Boxlight Group, the Company or the Company Releasing Parties. Notwithstanding the foregoing, in the event a dispute arises between Boxlight Group, the Company or the Company Releasing Parties and a third party (other than a party to this Agreement or any of their respective Affiliates) after the Closing, the Company may assert the attorney-client or work product privilege to prevent disclosure of confidential communications by Greenberg to such third party provided, however, that the Company may not waive such privileges without the prior written consent of PEI.

Section 5.8 Indemnification of Directors and Officers.

(a) The Governing Documents of the Company hereinafter shall contain provisions no less favorable with respect to the limitation or elimination of liability and indemnification than are set forth in the Governing Documents of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Closing were directors, managers, officers, agents or employees of the Company or who were otherwise entitled to indemnification pursuant to the Governing Documents of the Company. To the maximum extent permitted by Applicable Law, such indemnification shall be mandatory rather than permissive, and the Company shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in such Governing Documents or other applicable agreements.

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(b) Neither the Boxlight Group nor the Company shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action or investigation in respect of which indemnification has been or could be sought by a Person hereunder unless such settlement, compromise or judgment includes an unconditional release of such Person from all liability arising out of such Action or investigation. Neither the Boxlight Group nor the Company shall have any obligation hereunder to any Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Person in the manner contemplated hereby is prohibited by Applicable Law.

(c) The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification under this Section 5.8, and each such Person’s heirs, legatees, representatives, successors and assigns, it being expressly agreed that such Persons shall be express third-party beneficiaries of this Section 5.8 and (ii) in addition to, and not in substitution for, any other rights to indemnification that any such Person may have by contact or otherwise. Neither Sellers nor any person entitled to indemnification under this Section 5.8 shall be required to grant access or furnish information to Boxlight Group, the Company, or anyone else to the extent that such information is subject to an attorney client or work product privilege.

Section 5.9 Access to Information. From the date hereof until the Closing, Sellers shall, and shall cause the Company to: (a) afford Boxlight Group and its representatives reasonable access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, contracts, agreements and other documents and data related to the Company; (b) furnish Boxlight Group and its representatives with such financial, operating and other data and information related to the Company as Boxlight Group or any of its representatives may reasonably request; and (c) instruct the representatives of Sellers and the Company to cooperate with Boxlight Group in its investigation of the Company; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Sellers, under the supervision of Sellers’ personnel and in such a manner as not to interfere with the normal operations of the Company. All requests by Boxlight Group for access pursuant to this Section 5.9 shall be submitted or directed exclusively to Martin Arup-Reese or such other individuals as Sellers may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, neither Sellers nor the Company shall be required to disclose any information to Boxlight Group if such disclosure would, in Sellers’ sole discretion: (i) cause significant competitive harm to Sellers, the Company and their respective businesses if the Transactions are not consummated; (ii) jeopardize any attorney-client or other privilege; (iii) contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement; or (iv) reveal bids received from third parties in connection with transactions similar to those contemplated by this Agreement and any information and analysis (including financial analysis) relating to such bids. Prior to the Closing, without the prior written consent of Sellers, which may be withheld for any reason, Boxlight Group shall not contact any suppliers to, or customers of, the Company and Boxlight Group shall have no right to perform invasive or subsurface investigations of the Real Property. Boxlight Group shall, and shall cause its representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 5.9.

Section 5.10 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII hereof.

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Section 5.11 Confidentiality. Boxlight Group acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement or this Section 5.11, information provided to Boxlight Group pursuant to this Agreement or in connection with the Transactions. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 5.11 shall nonetheless continue in full force and effect.

Section 5.12 Supplement to Disclosure Schedules. From time to time prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.1 have been satisfied; provided, however, that if Boxlight Group has the right to, but does not elect to, terminate this Agreement within two (2) Business Days of its receipt of such Schedule Supplement, then Boxlight Group shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under Section 7.2 with respect to such matter.

Section 5.13 Required Financing. As disclosed on Schedule 4.4, the Boxlight Group and its other direct and indirect Subsidiaries intend to enter into a senior secured credit facility with DELALV CAYMAN C-2, LTD., or an Affiliate (the “New Senior Lender”) or alternative source of financing in order to (a) refinance existing secured Indebtedness and (b) provide working capital to enable Boxlight to pay the Estimated Base Purchase Price (the “Required Financing”). The Boxlight Group shall use its commercially reasonable efforts to consummate the Required Financing on or before the Outside Closing Date.

Article VI

TAX MATTERS

Section 6.1 Transfer Taxes. Notwithstanding anything herein to the contrary, any transfer, documentary, sales, use, stamp, registration, value added, and other similar U.S. based Taxes incurred in connection with the consummation of the Transactions (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by the Sellers and 50% by Boxlight Group. Any foreign based Transfer Taxes shall be borne solely by the Sellers. The Sellers and the Boxlight Group shall cooperate with respect to filing all necessary Tax Returns and other documentation required with respect to all such Taxes as necessary.

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Section 6.2 Tax Returns. The Sellers shall prepare or cause to be prepared, and timely file, or cause to be timely filed, all income Tax Returns for the Company required to be filed after the Closing Date with respect to any Tax period ending on or before the Closing Date (“Seller Prepared Tax Returns”). All such Seller Prepared Tax Returns shall be prepared on a basis consistent with past practice (except as otherwise required by Applicable Law) and without a change of any election or any accounting method. At least thirty (30) days prior to the date (including extensions) on which any such Seller Prepared Tax Return is due, the Sellers shall submit such Seller Prepared Tax Return (together with, to the extent reasonably requested by Boxlight Group, supporting documentation) to Boxlight Group for its review and comment. If Boxlight Group objects to any item of any such Seller Prepared Tax Return, Boxlight Group shall, within ten (10) days after delivery of such Seller Prepared Tax Return notify the Sellers in writing of such objection, specifying with particularity any such item and stating the specific factual or legal basis for any objection. The Sellers shall consider in good faith all reasonable changes requested by Boxlight Group. Boxlight Group shall prepare or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns for the Company required to be filed after the Closing Date with respect to any Tax period ending on or before the Closing Date other than Seller Prepared Tax Returns and any Tax Returns for the Company with respect to any Straddle Periods (“Buyer Prepared Tax Returns”). All such Buyer Prepared Tax Returns shall be prepared on a basis consistent with past practice (except as otherwise required by Applicable Law) and without a change of any election or any accounting method. At least thirty (30) days prior to the date (including extensions) on which any such Buyer Prepared Tax Return is due, Boxlight Group shall submit such Tax Return (together with, to the extent reasonably requested by the Sellers, supporting documentation) to the Sellers for its review and comment. If the Sellers objects to any item of any such Buyer Prepared Tax Return, the Sellers shall, within ten (10) days after delivery of such Buyer Prepared Tax Return notify Boxlight Group in writing of such objection, specifying with particularity any such item and stating the specific factual or legal basis for any objection. Boxlight Group shall incorporate all reasonable changes requested by the Sellers. With respect to any periods beginning before the Closing Date and ending after the Closing Date ( “Straddle Periods”), the portion of the Straddle Period that ends as of the Effective Time shall, notwithstanding anything to the contrary, be treated as a Pre-Closing Tax Period, and the allocation of Taxes shall be determined on an interim closing of the books as of the Effective Time, except for ad valorem Taxes and other Taxes due without regard to income, employment or receipts which shall be prorated on a daily basis. To the extent permitted by Applicable Law (and only to such extent), any deductions attributable to any Company Transaction Expenses, repayment of Closing Date Debt, any employee bonuses, severance payments, debt prepayment fees, or capitalized debt costs, or any liabilities taken into account in the determination of Effective Date Net Working Capital shall be allocated to the Pre-Closing Tax Period ending on the day prior to the Closing Date. Boxlight Group shall not take any action, or allow the Company to take any action, on the Closing Date that could increase the Sellers’ liability for Taxes, including the indemnification obligations of the Sellers with respect to Taxes pursuant to this Agreement.

Section 6.3 Cooperation on Tax Matters. After the Closing, upon reasonable written notice, Boxlight Group (or the Company) and the Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Company (including access to books, records and personnel) as is reasonably requested for the filing of all Tax Returns (including any extensions thereof), the making of any election related to Taxes, the preparation for any Audit, and the prosecution or defense of any action related to any Tax Return. Boxlight Group (on behalf of itself and the Company) and the Sellers agree to retain all books and records with respect to Tax matters and pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Entity.

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Section 6.4 Tax Contests. Boxlight Group shall notify the Sellers within ten (10) days of either its receipt (a) of any notice of any Audit in respect of Taxes (“Tax Contest”) or (b) of a written notice threatening any Tax Contest, in either case relating in whole or in part to Taxes for any taxable period (or portion thereof) ending on or before the Closing Date or for which any of the Boxlight Group Indemnified Parties may be entitled to indemnification from the Sellers hereunder; provided, however, failure to timely provide such notice shall not affect the Boxlight Group Indemnified Parties’ right to indemnification except to the extent such failure prejudices the Sellers’s ability to defend the claim or dispute that is the subject of such notice or results in the expiration of the relevant time period set forth in Section 7.5. If the Sellers notifies Boxlight Group within thirty (30) days following receipt of notice of such Tax Contest that the Sellers intends to exercise its contest rights under this Section 6.4, the Sellers shall have the right to control such Tax Contest at its expense and to employ counsel of its choice; provided, however, that Boxlight Group shall have the right to participate in any such Tax Contest and to employ counsel of its choice.. Boxlight Group shall have the right to participate in any such Tax Contest jointly with the Sellers. With respect to a Tax Contest which the Sellers is entitled to control, the Sellers shall not settle, compromise, or otherwise resolve any Tax Contest without the prior written consent of Boxlight Group (which consent may not be unreasonably withheld, conditioned, or delayed). Boxlight Group shall cause the Company to deliver to the Sellers any power of attorney reasonably required to allow the Sellers and its counsel to represent the Company in connection with any Tax Contest that the Sellers is entitled to control hereunder and shall provide the Sellers with such assistance as may be reasonably requested in connection with any such Tax Contest. Boxlight Group shall control any other Tax Contests with respect to the Company, provided that the Sellers shall have the right to participate in any such Tax Contest jointly with Boxlight Group, and Boxlight Group shall not agree to settle any Tax liability or compromise any claim with respect to Taxes involving the Company, which settlement or compromise affects the liability for Taxes hereunder that is indemnifiable by the Sellers under this Agreement, without the prior written consent of the Sellers (which consent may not be unreasonably withheld, conditioned or delayed). The parties each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax Contest to the extent that such Tax Contest could affect a liability of such other parties (including indemnity obligations hereunder).

Section 6.5 Refunds. To the extent any determination of the Tax liability of any of the Company, whether as a result of an Audit, a claim for refund, the filing of an original or amended Tax Return, or otherwise, results in any refund or credit of Taxes paid by the Company on or prior to the Closing Date to the extent not taken into account in the calculation of Effective Date Net Working Capital or by or on behalf of the Sellers pursuant to this Agreement with respect to any Pre-Closing Tax Period (other than any carryback refund attributable to losses or credits that accrue in a taxable period (or portion thereof) beginning after the Closing Date), Boxlight Group shall cause the Company to pay any such refund or credit, and any interest received thereon, net of any Taxes of Boxlight Group or the Company attributable to such refund or credit and any other reasonable out-of-pocket costs of obtaining such refund or credit, to the Sellers within ten (10) days of receipt or realization thereof by the Company. To the extent requested by the Sellers, Boxlight Group will reasonably cooperate with Sellers in obtaining any such refund or credit, including through the filing of amended Tax Returns for periods ending before or on the Closing Date or refund claims.

Section 6.6 Tax Deductions. Subject to the procedures set forth in Section 6.1 and Section 6.2 with respect to the preparation of Tax Returns, the parties hereto agree that the Transaction Tax Deductions shall be allocated to the taxable period (or portion thereof) ending on or before the Closing Date to the extent supported by Applicable Law.

Section 6.7 Post-Closing Tax Actions. Without the prior written consent of the Sellers, none of the Boxlight Group or its Affiliates (including the Company after the Closing) shall (i) make, amend, change, refile, revoke or otherwise modify any Tax election of Company with respect to a taxable period (or portion thereof) ending on or before the Closing Date, (ii) file, amend or otherwise modify any Tax Return of the Company with respect to a taxable period ending on or before the Closing Date, (iii) initiate voluntary contact (including through any voluntary disclosure program) with any Tax authority in respect of Taxes or Tax Returns of the Company, or (v) extend or waive, or cause to be extended or waives, any statute of limitations or other period for the assessment of any Tax or deficiency related to a taxable period (or portion thereof) ending on or before the Closing Date. Notwithstanding anything to the contrary herein, none of the Boxlight Group or its Affiliates (including the Company after the Closing) shall make any entity classification election with respect to the Company pursuant to the Treasury Regulations under Section 7701 of the Code with an effective date earlier than two days after the Closing Date.

Section 6.8 Conflict. To the extent any provisions of this Article VI regarding the process for dispute resolution with respect to Taxes conflict with the provisions regarding the process for dispute resolution generally in Article VII, the provisions of this Article VI shall control with respect to claims hereunder for Losses that are Tax-related and other disputes regarding Taxes hereunder.

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Article VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival. Subject to the terms of Section 7.5, the parties hereto agree that their respective representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing as set forth in Section 7.5.

Section 7.2 Indemnification of Boxlight Group Indemnified Parties. Subject to the other provisions of this Article VII, from and after the Closing, each Seller shall severally and not jointly (in accordance with their respective Pro-Rata Indemnity Portion) indemnify Boxlight Group and its Affiliates (including the Company) and its and their respective officers, directors, stockholders, managers, members, employees, representatives and the respective successors of each of the foregoing (each, a “Boxlight Group Indemnified Party”), from and against Losses incurred by such Boxlight Group Indemnified Party after the Closing resulting from or arising out of:

(a) The breach of or any inaccuracy in any representation or warranty made by any Seller to Boxlight Group contained in this Agreement or any Transaction Document;

(b) The breach of any covenant or agreement of any Seller contained in this Agreement or the breach of any covenant or agreement of the Company to be performed at or prior to the Closing under this Agreement;

(c) Closing Date Debt, to the extent not deducted from the Final Base Purchase Price and paid to the respective lenders pursuant to Article II;

(d) Company Transaction Expenses, to the extent not deducted from the Final Base Purchase Price and paid to the respective payees pursuant to Article II; or

(e) (i) Taxes of the Company for all Pre-Closing Tax Periods; (ii) Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local law; and (iii) Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date (other than any such agreement the primary subject matter of which is not Taxes) (“Pre-Closing Taxes”); provided, however, that Pre-Closing Taxes shall not include any (a) Taxes taken into account in the calculation of Effective Date Net Working Capital, (b) Taxes attributable to actions not in the ordinary course of business and not specifically contemplated by this Agreement taken by the Boxlight Group or the Company after the Closing, (c) Taxes attributable to a breach by the Boxlight Group or any of its Affiliates (including, after the Closing, the Company) of the covenants described in Article VI.

Section 7.3 Indemnification of Seller Indemnified Parties. Subject to the other provisions of this Article VII, from and after the Closing, Boxlight Group shall indemnify the Sellers, their Affiliates, and each of their respective officers, directors, stockholders, managers, members, employees, representatives, and the respective successors of each of the foregoing (each, a “Seller Indemnified Party”), from and against Losses incurred by such Seller Indemnified Party after the Closing resulting from or arising out of:

(a) The breach of or any inaccuracy in any representation or warranty made by Boxlight Group contained in this Agreement or any Transaction Document;

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(b) The breach of any covenant or agreement of Boxlight Group contained in this Agreement or the breach of any covenant or agreement of the Company to be performed after the Closing under this Agreement; or

(c) All contractual and other obligations and liabilities of Sellers and their Affiliates arising as a result of the termination of the employment of any Designated TSA Employees who are not timely employed by Boxlight Group or the Company as contemplated in the Transition Services Agreement.

Section 7.4 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under this Article VII shall be asserted and resolved as follows:

(a) Third-Party Claims.

(i) If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article VII is asserted against such Indemnified Party by a Person other than a party hereto (a “Third-Party Claim”), the Indemnified Party shall give written notice (the “Third-Party Claim Notice”) and the details thereof including an estimate of the claimed Losses and copies of all relevant pleadings, documents and information to the Indemnifying Party within a period of twenty (20) days following the assertion of the Third-Party Claim against the Indemnified Party; provided, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party or shall have resulted in the expiration of the relevant time period set forth in Section 7.5. Within thirty (30) days after its receipt of the Third-Party Claim Notice (the “Third-Party Claim Response Period”), the Indemnifying Party shall give notice to the Indemnified Party, in writing, of whether the Indemnifying Party elects to assume the defense of such Third-Party Claim under this Article VII; provided that the Indemnifying Party shall not have the right to assume the defense of such Third-Party Claim if (i) such Third-Party Claim seeks, as its primary recourse (which may be in addition to or in lieu of monetary damages), an injunction or other equitable relief; (ii) the claimed Losses of such Third-Party Claim exceeds the cap applicable to such indemnity item, after taking into account all previous payments made to Boxlight Group or a Seller, as applicable, pursuant to this Article VII, by an amount that results in the Indemnifying Party’s maximum potential indemnification obligation hereunder with respect to such Third-Party Claim being less than fifty percent (50%) of the amount of such Third-Party Claim; (iii) such Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (iv) a conflict on any significant issue exists between the Indemnified Party and the Indemnifying Party in respect of the Third-Party Claim such that joint representation is precluded under applicable standards of professional conduct; or (v) the Indemnified Party reasonably believes an adverse determination with respect to the Third-Party Claim giving rise to such claim for indemnification would be materially detrimental to or injure the Indemnified Party’s reputation or future business prospects.

(ii) If the Indemnifying Party notifies the Indemnified Party that it elects to assume the defense of such Third-Party Claim, then such defense will be conducted by the Indemnifying Party by all appropriate proceedings and shall be diligently prosecuted to a final conclusion or will be settled, at the discretion of the Indemnifying Party; provided, that unless consented to in advance by the Indemnified Party (which consent shall not be unreasonably withheld), the Indemnifying Party shall not enter into any material settlement that requires a non-monetary commitment by the Indemnified Party or includes a payment by the Indemnified Party that will not be indemnified by the Indemnifying Party. The Indemnified Party will cooperate fully in such defense, including making available to the Indemnifying Party all books, records, and documents within the Indemnified Party’s control or that it can reasonably obtain relating to the Third-Party Claim. The Indemnified Party, at its expense, may participate in, but not control, the defense of any Third-Party Claim assumed by the Indemnifying Party pursuant to this Section 7.4(a).

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(iii) If the Indemnifying Party, within the Third-Party Claim Response Period (or sooner if the nature of the Third-Party Claim so requires), elects not to defend such Third-Party Claim or fails to defend such Third-Party Claim actively and in good faith, then the Indemnified Party shall (after giving written notice of the same to the Indemnifying Party) have the right to undertake the defense (at the Indemnifying Party’s expense), compromise or settle such Third-Party Claim, or consent to the entry of a judgment with respect thereto; provided, that the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for any such compromise or settlement thereof or consent to the entry of a judgment with respect thereto without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld).

(b) Other Claims. In the event any Indemnified Party has a claim under this Article VII against any Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall give written notice (the “Claim Notice”) and the details thereof, including an estimate of the claimed Losses and copies of all relevant information and documents, to the Indemnifying Party within a period of thirty (30) days following the discovery or receipt of notification of the claim by the Indemnified Party; provided, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party or shall have resulted in the expiration of the time period set forth in Section 7.5. The Indemnifying Party will notify the Indemnified Party within a period of thirty (30) days after the receipt of the Claim Notice by the Indemnifying Party (the “Claim Response Period”) whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article VII with respect to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Claim Notice or fails to notify the Indemnified Party within the Claim Response Period that it disputes such Claim Notice, the Losses of the Indemnified Party resulting from or arising out of such claim in the amount finally determined will be conclusively deemed to be a liability of the Indemnifying Party under this Article VII, and the Losses of the Indemnified Party to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Claim Response Period that the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice of dispute, either party may resort to litigation in accordance with Section 7.4(c).

(c) Resolution of Disputes. Any dispute submitted to litigation pursuant to this Section 7.4(c) shall be finally and conclusively determined by litigation in a court of competent jurisdiction. Each party to this Agreement agrees that the state and federal courts located in the State of Delaware shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, consents to submit itself to the personal jurisdiction of such courts. Each of the parties hereto (i) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (ii) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than courts set forth above.

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Section 7.5 Time Limits on Claims. Except as otherwise provided in this Section 7.5, the representations and warranties of each of the parties hereto set forth in this Agreement and any Transaction Document shall survive for eighteen (18) months following Closing, at which time they shall expire and be of no further force and effect; provided, however, that (a) the representations and warranties set forth in Sections 3.1 (Organization; Qualification; Title), 3.2 (Authorization), 3.4(a) (No Violation of Organizational Documents), 3.5(a) (Capitalization; Ownership), 3.6 (Subsidiaries); 3.25 (Brokers), and Sections 4.1 (Organization), and 4.2 (Authorization) (collectively, the “Fundamental Representations”) and (b) the representations and warranties in Section 3.19 (Tax Matters) (the “Tax Representations”), shall survive until the one hundred eightieth (180th) day after the expiration of the statute of limitations (including any extensions or tolling thereof) applicable thereto, at which time such representations and warranties shall expire and be of no further force and effect. All covenants and agreements of the parties contained herein shall survive the Closing for a period of 2 years, or for the period explicitly specified therein; provided that, covenants to be fully performed at or prior to the Closing shall expire on the Closing Date. Notwithstanding the preceding portion of this Section 7.5, any claim relating to the breach of a representation, warranty, covenant, or agreement set forth herein that is asserted in writing pursuant to Section 7.4 prior to the applicable survival end date described above shall survive until such claim is finally resolved and satisfied in accordance with this Article VII. The liability of any Indemnifying Party with respect to claims timely made hereunder shall continue until the Indemnifying Party’s liability therefor is determined and fully satisfied. The parties agree that this Section 7.5 is intended to modify the applicable statute of limitations period(s) with respect to claims hereunder.

Section 7.6 Additional Limitations on Indemnification. Notwithstanding any other provision of this Agreement:

(a) Threshold. Notwithstanding anything to the contrary herein, the Sellers shall have no obligation to indemnify the Boxlight Group Indemnified Parties under Section 7.2(a) until the Boxlight Group Indemnified Parties have suffered aggregate Losses thereunder in excess of $300,000 (the “Threshold”), in which event the Boxlight Group Indemnified Parties shall be entitled to indemnification for their aggregate Losses; provided, however, that the Threshold shall not apply to Losses arising out of claims of fraud or willful misconduct or with respect to the falsity, breach or violation of a Fundamental Representation or a Tax Representation. Notwithstanding anything to the contrary herein, Boxlight Group shall have no obligation to indemnify the Seller Indemnified Parties under Section 7.3(a) until the Seller Indemnified Parties have suffered aggregate Losses thereunder in excess of the Threshold, in which event the Seller Indemnified Parties shall be entitled to indemnification for the amount by which their aggregate Losses exceed the Threshold; provided, however, that the Threshold shall not apply to Losses arising out of claims of fraud or willful misconduct or with respect to the falsity, breach or violation of a Fundamental Representation.

(b) Cap.

(i) As a result of Losses due to a breach of Section 7.2(a) but except for Losses arising out of or relating to fraud, willful misconduct or a breach or violation of a Fundamental Representation or a Tax Representation for which the Cap shall not apply, the Sellers shall not have any obligation to indemnify the Boxlight Group Indemnified Parties for any Losses under Section 7.2(a) in excess of $3,000,000 (the “Cap”).

(ii) As a result of Losses due to a breach of Section 7.2(a) but except for Losses arising out of or relating to fraud, willful misconduct or a breach or violation of a Fundamental Representation for which the Cap shall not apply, Boxlight Group shall not have any obligation to indemnify the Seller Indemnified Parties for any Losses under Section 7.3(a) in excess of the Cap.

(c) Other Limitations.

(i) The amount an Indemnified Party shall be entitled to receive from the Indemnifying Party with respect to an item of Loss shall be reduced by and net of any recovery actually received by such Indemnified Party from any other Person with respect to such Loss (including insurance proceeds, indemnification rights, counterclaims, warranties, and subrogation actions). In the event that an insurance or other third party recovery is made by Boxlight Group, the Company, or any of their Affiliates with respect to any Losses for which any Boxlight Group Indemnified Party has been indemnified by the Sellers hereunder, then a refund equal to the aggregate amount of such insurance or other third party recovery (net of all out-of-pocket costs and expenses (including increases in premiums resulting therefrom) directly related to pursuing such recoveries) shall be made promptly to the Sellers for the benefit of the Sellers. The Indemnifying Party shall be subrogated to all rights of the Indemnified Party against other Persons, other than employees, customers, resellers or suppliers of such Indemnified Party or indemnifying Party, as applicable, in respect of any Losses indemnified by such Indemnifying Party hereunder.

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(ii) Any indemnification obligation under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such obligation constituting a breach of more than one representation, warranty, covenant, or agreement hereunder.

(iii) For the purpose of determining (i) whether or not any breaches of representations and warranties made in this Agreement have occurred and (ii) Losses arising from any such breach, the representations and warranties shall not be deemed qualified by any materiality, Company Material Adverse Effect or other similar reference contained in or otherwise applicable to such representation or warranty, in each case except with respect to the representations and warranties set forth in Section 3.7, Section 3.9(a), Sections 3.19 and 3.13 generally to the extent there are thresholds of materiality used to define categories of events or Contracts referred to therein, the Fundamental Representations and the Tax Representations.

(iv) For all purposes hereunder the terms “Losses” shall not include any indirect, remote, speculative, or punitive damages (other than indemnification for amounts payable to third parties in respect of any Third-Party Claim for indemnification hereunder is otherwise required); provided, in the case of an indemnification claim that is not a Third-Party Claim, such Losses must be reasonably foreseeable as of the Closing Date and will not include any claim for punitive or exemplary damages.

(v) Notwithstanding anything to the contrary, the maximum liability of any Seller shall not exceed such Seller’s Pro-Rata Indemnity Portion of the applicable claim for indemnification by Boxlight Group, provided that no such maximum shall exist with respect to indemnification claims for fraud or intentional misrepresentation, breach of covenants in this Agreement or the Transaction Documents by any such Seller; provided further, no Seller shall be liable for the breach by another Seller of such other Seller’s covenant in this Agreement or the Transaction Documents.

(vi) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 7.7 Exclusive Remedies. Following the Closing, the remedies provided in this Article VII shall constitute the sole and exclusive remedies available to any party hereto with respect to any claim relating to this Agreement or the Transactions and the facts and circumstances relating and pertaining hereto (whether any such claim shall be made in contract, breach of warranty, tort or otherwise), other than for fraud and disputes required to be resolved pursuant to Section 2.4 or Section 2.6; provided, that the foregoing shall not limit the availability to any party hereto of injunctive and other equitable relief, including specific performance.

Section 7.8 Specific Performance. Subject at all times to the provisions of Section 9.2, each of the parties hereto acknowledges that the rights of each other party to consummate the Transactions are special, unique and of extraordinary character and that, in the event that a party violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, then each other party may be without an adequate remedy at law. Each party agrees, therefore, that in the event it violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, each other party may, in addition to any remedies hereunder for damages or other relief, institute and prosecute an action in any court specified in Section 7.4(c) to enforce specific performance of such covenant or agreement or seek any other equitable relief.

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Section 7.9 Effect of Investigation. Seller shall not be liable under this Article VII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement if any of the following Boxlight Group representatives had actual knowledge of the existence of any such inaccuracy or breach prior to the Closing: (a) Michael Pope; (b) Patrick Finley; (c) Hank Nance; and (e) Sean Marklew. For purposes of this Section 7.9 “actual knowledge” of the foregoing Persons shall include, without limitation, written or electronic correspondence sent to any of such individuals by any such Parent representative, and deemed inquiry of legal counsel to Parent for this Transaction.

Section 7.10 Treatment of Indemnification Payments. Any payment made after the Closing pursuant to indemnification obligations arising under this Agreement shall be treated as an adjustment to purchase price for all purposes unless otherwise required by Applicable Laws.

Article VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to Obligations of Boxlight Group. The obligations of Boxlight Group to consummate the Transactions shall be subject to the fulfillment or Boxlight Group’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Sellers contained in Article III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect.

(b) Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Sellers prior to or on the Closing Date.

(c) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(d) Sellers shall have delivered, or caused to be delivered, the closing deliveries set forth in Section 2.7.

(e) Boxlight Group shall have received the net proceeds from the Required Financing from the New Senior Lender or other financing source.

(f) Boxlight Group shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of each Seller, that each of the conditions set forth in Section 8.1(a) and Section 8.1(b) have been satisfied.

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Section 8.2 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Transactions shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Boxlight Group contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Boxlight Group’s ability to consummate the transactions contemplated hereby.

(b) Boxlight Group shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such Transactions or causing any of the Transactions to be rescinded following completion thereof.

(d) Boxlight Group shall have delivered, or caused to be delivered, the closing deliveries set forth in Section 2.8.

(e) Sellers shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Boxlight Group, that each of the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(f) Boxlight Group shall have delivered to Sellers cash in an amount equal to the Estimated Base Purchase Price by wire transfer in immediately available funds, to an account or accounts designated at least three (3) Business Days prior to the Closing Date by Sellers in a written notice to Boxlight Group.

Article IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Sellers and Parent;

(b) by Parent by written notice to Sellers if:

(i) Boxlight Group is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure cannot be cured by Seller by the Outside Closing Date; or

(ii) any of the conditions set forth in Section 8.1 shall not have been fulfilled by the Outside Closing Date, unless such failure shall be due to the failure of Boxlight Group to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing ;

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(c) by Seller by written notice to Parent if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Boxlight Group pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure cannot be cured by Boxlight Group by the Outside Closing Date; or

(ii) any of the conditions set forth in Section 8.2 shall not have been fulfilled by the Outside Closing Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Parent or Seller in the event that:

(i) there shall be any Applicable Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii) any Governmental Entity shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except: (a) as set forth in this Article IX, Section 5.11 and Article X hereof; and (b) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof. Notwithstanding the foregoing, in the event that this Agreement is terminated by Boxlight Group or Sellers solely as a result of the failure of Boxlight Group to consummate the Required Financing as contemplated in Section 8.1(e), then the parties shall instruct the escrow agent to deliver the entire Deposit to the Sellers, and such Termination Fee shall represent the Seller’s sole remedy and full and complete liquidated damages and following payment of such Termination Fee this Agreement shall be terminated in accordance with this Section 9.2.

Article X

MISCELLANEOUS

Section 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses whether or not the Transactions are consummated, except as specifically provided to the contrary in this Agreement. As between PEI and Management Seller, each shall pay their own Company Transaction Expenses incurred by such party. For example, each of PEI and Management Seller shall pay the entire amount of legal fees and costs with respect to legal counsel engaged by such party, and for any Company Transaction Expenses jointly incurred by PEI and Management Seller, such expenses shall be shared, with 75% of such expenses being the responsibility of PEI and 25% of such expenses being the responsibility of the Management Seller.

Section 10.2 Amendment and Modification. This Agreement may be amended, modified, and supplemented in any and all respects, but only by a written instrument signed by the Sellers and the Boxlight Group expressly stating such instrument is intended to amend, modify or supplement this Agreement.

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Section 10.3 Notices. All notices, requests, instructions, demands, and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, sent by nationally-recognized overnight courier or electronic mail to a party at the addresses set forth below for such party or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with this Section 10.3. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by electronic mail, on the date sent (or on the first (1st) Business Day following the date sent if the date sent is not a Business Day) if sent during the normal business hours of the recipient or, if not, then on the next Business Day, and (iii) in the case of a nationally-recognized courier service that guarantees overnight delivery, on the Business Day after the date when sent for overnight delivery:

IF TO PURCHASER, BOXLIGHT (or the Company after the Closing), TO:

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Attention: Michael Pope

Email: michael.pope@boxlight.com

Boxlight, Inc.

1045 Progress Circle

Lawrenceville, Georgia 30043

Attention: Michael Pope

Email: michael.pope@boxlight.com

and a copy (which will not constitute notice) to:

Michelman & Robinson, LLP

10880 Wilshire Blvd., 19th Floor

Los Angeles, CA 90024

Attention: Stephen A. Weiss, Esq.

Email: sweiss@mrllp.com

IF TO THE SELLERS (or the Company prior to Closing), TO:

Phonic Ear Inc.

c/o Demant A/S

Kongebakken 9

2765 Smørum Denmark

Attention: Pelle Munk-Poulsen, SVP & Group General Counsel

Email: pmp@demant.com

and to:

Calypso Systems, LLC

920 Chelebrooke Court

Napa, California 94559

Attention: Jens Holstebro

Email: JEHL@gofrontrow.com

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and a copy (which will not constitute notice) to:

Demant A/S

Kongebakken 9

2765 Smørum Denmark

Attention: Pelle Munk-Poulsen, SVP & Group General Counsel

Email: pmp@demant.com

and to:

Meyer Njus Tanick, PA

330 Second Avenue South

Suite 350

Minneapolis, MN 55401

Attention: David Robbins, Esq.

Email: drobbins@meyernjus.com

Section 10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Original signatures transmitted by facsimile or in “. PDF” format shall be effective to create such counterparts.

Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Documents constitute the final, complete, and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersede all prior written agreements and all prior or contemporaneous oral agreements with respect to the subject matter hereof. Except as expressly provided herein (including in Section 5.5, Section 5.8, Section 10.13 and Article VII), this Agreement shall not confer any third-party beneficiary rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court or other authority making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.7 Governing Law. This Agreement shall be construed, interpreted, enforced, and governed by and under the laws of the State of Delaware without regard to its choice of law rules.

Section 10.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATION IN THIS SECTION 10.8.

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Section 10.9 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 10.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Boxlight Group and, following the Closing, the Company, may assign any or all of their respective rights or obligations hereunder to any of their respective lenders as collateral security, in either case, without the consent of any party hereto; provided that such an assignment shall not relieve Boxlight Group of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 10.11 Exhibits and Schedules. Each Schedule and Exhibit hereto referred to in this Agreement is hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes. Any disclosure of a party made in any Schedule that may be applicable to another Schedule shall be deemed to be made with respect to such other Schedule, so long as it is reasonably apparent on its face that such disclosure would also apply to such other Schedule, notwithstanding the presence or absence of any reference in this Agreement to the existence of such other Schedule in the representation or warranty in which such a reference would appear, and notwithstanding the presence or absence of any cross-reference thereto. The inclusion of any information in any Schedule shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

Section 10.12 Further Assurances. From time to time at or after the Closing Date, at the request of the other, Boxlight Group and the Sellers will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such actions as the other reasonably may request in order to consummate, complete and carry out the Transactions.

Section 10.13 Releases.

(a) Effective as of, and conditioned upon the occurrence of, the Closing, each of the Sellers, on behalf of themselves and their respective Affiliates, successors and assigns (individually, a “Seller Releasing Party” and collectively, the “Seller Releasing Parties”), hereby irrevocably releases Boxlight Group, the Company and their predecessors, successors and assigns and, to the extent acting in such capacity for the Company, each of their respective officers, directors, managers and employees (individually, a “Boxlight Group Released Party” and collectively, the “Boxlight Group Released Parties”) from any and all Actions, debts, liabilities, and obligations of every kind and character, whether at law or in equity, which such Seller Releasing Party has or may have or has ever had, which arise out of, relate to or are connected with the Company with respect to periods prior to the Closing (each a “Seller Released Claim” and together the “Seller Released Claims”), except in all cases for fraud or the liabilities, obligations and causes of action reserved under Section 10.13(d). Each Seller Releasing Party hereby agrees that it shall not seek to recover any amounts in respect of a Seller Released Claim from the Boxlight Group or the Company.

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(b) Effective as of, and conditioned upon the occurrence of, the Closing, each of the Boxlight Group and the Company, on behalf of themselves and their respective Affiliates, successors and assigns (individually, a “Company Releasing Party” and collectively, the “Company Releasing Parties;” and together with the Seller Releasing Parties, the “Releasing Parties” and each individually, a “Releasing Party”), hereby irrevocably releases Sellers and their Affiliates, and each of their respective predecessors, successors and assigns and, to the extent acting in such capacity for Sellers and their Affiliates, each of their respective officers, directors, managers and employees (individually, a “Seller Released Party” and collectively, the “Seller Released Parties;” together with the Boxlight Group Released Parties, the “Released Parties” and individually a “Released Party”) from any and all Actions, debts, liabilities, and obligations of every kind and character, whether at law or in equity, which such Company Releasing Party has or may have or has ever had, which arise out of, relate to or are connected with the Company with respect to periods prior to the Closing (each a “Company Released Claim” and together the “Company Released Claims;” together with the Seller Released Claims, the “Released Claims” and each individually a “Released Claim”), except in all cases for fraud or the liabilities, obligations and causes of action reserved under Section 10.13(d). Each Company Releasing Party hereby agrees that it shall not seek to recover any amounts in respect of a Company Released Claim from the Seller Released Parties.

(c) Each Releasing Party represents that it has made no assignment, conveyance, or transfer of any kind of any Released Claim. Each Releasing Party acknowledges and intends that this Section 10.13 shall be effective as a bar to each of the Released Claims.

(d) Notwithstanding any other provision of this Section 10.13, nothing in this Section 10.13 shall prevent any Releasing Party from asserting any contractual Action or other claim such Releasing Party may have against a Released Party, if any, arising under or for breach of this Agreement or any other Transaction Document. Furthermore, to the extent any Releasing Party is also an employee, officer or director of the Company, the Released Claims of such Releasing Party shall not include any Action such Releasing Party may have relating to wages or benefits or for indemnification or advancement of expenses under the Company’s Organizational Documents, including to the extent available under any insurance policies.

Section 10.14 Interpretation.

(a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Use of Includes or Including. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) References to this Agreement, Sections or Exhibits. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references in this Agreement are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) Grammatical Forms. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The conjunction “or” when used herein includes both the conjunctive and the disjunctive.

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(e) References to Parties. A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(f) References to Legislation. A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor, and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) References to Dollars. All references in this Agreement to dollars or $ shall mean United States dollars.

(h) Drafting of this Agreement. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

Section 10.15 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the other Transaction Documents, or the negotiation, execution or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in or in connection with this Agreement or the other Transaction Documents or as an inducement to enter into this Agreement or the other Transaction Documents), may be made only against the entities that are expressly identified as parties hereto and thereto. No Person who is not a named party to this Agreement or the other Transaction Documents, including any past, present or future director, officer, manager employee, incorporator, member, partner, equityholders, Affiliate, agent, attorney or representative of any named party to this Agreement or the other Transaction Documents (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Transaction Document (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or such other Transaction Document (as the case may be) or the negotiation or execution hereof or thereof; and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.

Section 10.16 Guaranty.

(a) Parent, as primary obligor and not merely as surety, hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and Liabilities of Boxlight and its Affiliates incurred under, arising out of or in connection with this Agreement, the Confidentiality Agreement and each of the Transaction Documents (to the extent Parent is not already directly obligated hereunder or thereunder), as and when due and payable or required to be performed pursuant to any provisions of this Agreement, the Confidentiality Agreement or the Transaction Documents, as from time to time amended, modified or supplemented in accordance with their terms (the “Guaranteed Obligations”). Parent acknowledges and agrees that each Seller shall be entitled to enforce directly against Parent any of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, Parent waives presentment to, demand of payment from and protest to any other Person of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of this guarantee and of the Guaranteed Obligations and notice of protest for nonpayment. The Guaranteed Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise, and shall be joint and several obligations of Parent and Boxlight. Neither Seller shall be obligated to file any claim related to the Guaranteed Obligations in the event Boxlight becomes subject to a bankruptcy, reorganization or similar proceeding and the failure of either Seller to so file shall not affect Parent’s obligations hereunder. In the event that any payment to either Seller hereunder is rescinded or must otherwise be returned for any reason whatsoever, Parent shall remain liable hereunder as if such payment had not been made.

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(b) Parent further agrees that the Guaranteed Obligations hereunder shall not be discharged except by complete performance or payment of the amounts payable under this Agreement, the Confidentiality Agreements and the Transaction Documents, as applicable, and that the obligations of Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of either Seller to assert any claim or demand or enforce any right or remedy against Boxlight or any other Person; (ii) insolvency, bankruptcy, reorganization or similar proceeding affecting Boxlight or any related party, or the dissolution, liquidation, merger, or winding up of any such entity; (iii) waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement, the Confidentiality Agreement or any of the Transaction Documents, as applicable, made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iv) any change in corporate existence, structure or ownership of Parent, Boxlight, or any other Person interested in the transactions contemplated by this Agreement or any of the Transaction Documents, as applicable; (v) the existence of any claim, setoff or other right that Parent may have against either Seller or any other entity; or (vi) the adequacy of any other means either Seller may have of obtaining payment related to the Guaranteed Obligations. Parent acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement, the Confidentiality Agreement and the Transaction Documents.

(c) This guarantee shall be binding upon the successors and assigns of Parent and shall inure to the benefit of each Seller and its respective successors and assigns. Without limiting the generality of the foregoing, in the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys in one transaction or a series of transactions all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 10.16.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned parties have executed this Membership Interest Purchase Agreement as of the date first written above.

PARENT:

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

BOXLIGHT:

BOXLIGHT, INC.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

COMPANY:

FRONTROW CALYPSO LLC

By:	/s/ Søren Nielsen
Søren Nielsen, a Manager

SELLERS:

PHONIC EAR INC.

By:	/s/ Jens Holstebro
Jens Holstebro, CEO

CALYPSO SYSTEMS LLC

By:	/s/ David Parish
David H. Parish, Manager

Accepted and Agreed to
solely with respect to Section 5.6(a) above:

/s/ Jens Holstebro
Jens Holstebro